As filed with the Securities and Exchange Commission on November 13, 2000
                                                      Registration No. 333-45548


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------


                               AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                             3220                            98-0213257
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)      Classification Code Number)         Identification Number)

                            8851 Trans-Canada Highway
                    Ville Saint-Laurent, (QC) Canada H4S 1Z6
                                 (514) 331-3738

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 S. Iraj Najafi
                             Chief Executive Officer
                  Lumenon Innovative Lightwave Technology, Inc.
                            8851 Trans-Canada Highway
                    Ville Saint-Laurent, (QC) Canada H4S 1Z6
                                 (514) 331-3738
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------
                                    Copy to:


                              David J. Adler, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                             ---------------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                             ---------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                                            Proposed             Proposed
                                                            Maximum              Maximum            Amount of
 Title of Each Class of Securities      Amount to be       Offering Price        Aggregate         Registration
          to Be Registered               Registered         Per Share           Offering Price          Fee
---------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value            2,000,000          $21.625(1)          $43,250,000(1)     $11,418.00
---------------------------------------------------------------------------------------------------------------
Shares of common stock issuable
upon exercise of outstanding
warrants and upon conversion of
outstanding convertible notes(2)         8,800,000(3)       $21.625(2)          $190,300,000(2)    $50,239.20
---------------------------------------------------------------------------------------------------------------

Total Registration Fee                      ------           -----              $233,550,000       $61,657.20(1)

---------------------------------------------------------------------------------------------------------------

------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on September 6, 2000. The registration fee was previously paid.
(2) The outstanding warrants and notes were issued in connection with a private placement financing. The warrants are exercisable at an exercise price based upon the volume weighted average price of the common stock during the five consecutive trading days preceding vesting. The warrants vest in January 2002. The convertible notes are convertible, at the option of the holder, after the issue date, at a conversion price equal to the average of the closing bid price of the common stock ^ for the five consecutive trading days ending immediately prior to conversion, but in no event less than $7.00 per share and no more than $25.00 per share. The price set forth in the table has been determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on September 6, 2000.
(3) In addition to the shares of common stock set forth in the calculation of Registration Fee Table, which includes a good faith estimate of the number of shares of common stock underlying the warrants and convertible notes, pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers ^ the additional ^ shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.


         THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED NOVEMBER 13, 2000



                                   PROSPECTUS


                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

                        10,800,000 SHARES OF COMMON STOCK




         The selling stockholders listed in this prospectus are offering and selling up to 10,800,000 shares of our common stock. We will not receive any proceeds from the sale of these shares. We could receive proceeds of up to $50,008,000, if warrants were exercised at their minimum exercise price, and proceeds of up to $150,024,000, if warrants were exercised at their maximum exercise price, from the exercise of warrants issued to the selling stockholders as part of the financing described under "Business-Material Agreements - Convertible Note Financing."

         Our common stock is traded on The Nasdaq National Market under the symbol "LUMM." The last reported sale price for our common stock on The Nasdaq National Market on ^ November 8, 2000 was $11.38 per share. The selling stockholders may offer their shares of common stock from time to time, in the open market, on The Nasdaq National Market, in privately negotiated transactions, in an underwritten offering, or a combination of ^ methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. Any broker-dealer acquiring the common stock from the selling stockholders may sell these securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of ^ methods. See "Plan of Distribution." We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. The selling stockholders will pay any brokerage commissions and discounts attributable to the sale of the shares.


         INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH OUR BUSINESS.

         Neither the Securities and Exchange Commission or any other regulatory body has approved or disproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         Commissions received by the selling stockholders or any broker-dealers, agents or underwriters that help distribute the shares and any profit on the resale of the shares purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933.

                The date of this prospectus is ____________, 2000

                                TABLE OF CONTENTS
                                                Page
Prospectus Summary.................................3
Risk Factors.......................................8
Forward-Looking Statements........................12
Use of Proceeds...................................13
Dividend Policy...................................13
Market Price of the Registrant's Common Equity
   and Related Stockholder Matters................13
Selected Financial Data...........................15
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations..................................17
Business..........................................20
Management........................................33
Security Ownership of Certain Beneficial
   Owners and Management..........................38
Certain Relationships and Related Transactions....40
Selling Stockholders..............................40
Description of Capital Stock......................42
Indemnification of Directors and Officers.........43
Where You Can Find More Information...............44
Quantitative and Qualitative Disclosures
   About Market Risk..............................44
Plan of Distribution..............................44
Legal Matters.....................................46
Experts...........................................46
Index to Financial Statements and Exhibits       F-1




                          [INSIDE COVER OF PROSPECTUS]

                               PROSPECTUS SUMMARY


         AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "WE" OR "US" MEAN LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC. ("LUMENON"). THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.


                                     LUMENON

         We are a development stage company. We design and develop products related to the Dense Wavelength Division Multiplexing (DWDM) market and other optical or photonic segments of the telecommunications market. DWDM is a technology that permits a user to send multiple sources of information and data to be sent at the same time over a single optic fiber. DWDM allows network operators to remove an entire class of equipment in their networks. We are developing and manufacturing devices for use in the DWDM market under a teaming agreement with Molex Incorporated. We do not expect to generate product revenues until 2001. We had accumulated net losses of CDN $224,599,174 (US$151,899,888) as of June 30, 2000.

         Our plan of operations for fiscal year 2001 is to finalize the development of our DWDM devices and to bring them to market. We will focus product development on four aspects:

         o   perfecting  manufacturing  steps for DWDM  devices;
         o   readying automation  equipment in our new  manufacturing  facility;
         o   setting quality control criteria for our operations; and
         o expanding our packaging and pigtailing capability for our optical chips.


         We have begun producing and testing a limited number of product devices and intend to market 4, 8, 16, 32 and 40 channel DWDM chips. In addition, we intend to offer services based on our capability to design new customized DWDM devices according to specific client needs.


         Service providers like AT&T and MCI WorldCom are creating fiber optic networks to transmit large quantities of data at high speeds. They must meet demand for uses such as the Internet, e-mail, and electronic commerce. Service providers desire to increase the capacity of their networks without installing new fiber optic cable. DWDM products allow them to greatly increase their information carrying capacity on existing fiber. We believe that there is a substantial market for our devices in DWDM systems.


         We make our devices in the form of an "optical chip" on silicon through a patented sol-gel process. To our knowledge, there are no other manufacturers of DWDM devices on silicon using a sol-gel manufacturing process. The advantages of our process include:


        o    lower capital investment;
        o    less manual labor required in the assembly process;
        o fewer process steps, reducing the likelihood of manufacturing defects; and
        o the cost of an optical chip does not increase proportional by with the number of channels on the chip.

         We acquired our initial rights to our patented manufacturing process under a license agreement with Polyvalor and McGill University. Through our research and development, we have evolved the process. We have filed two patent applications relating to this process. Our only material obligation to the licensors is to pay royalties on our sales, subject to a cumulative maximum of CDN$3,500,000 (US$2,367,104). See "Business - Material Agreements - Agreement with Polyvalor and McGill University."

         We have entered into an agreement with Polaroid Corporation for the license of patents held by Polaroid in connection with array wave-guide gratings
(AWG). We agreed to pay to Polaroid an initial licensing fee of CDN$584,074 (US $395,000). In addition, we will pay royalties on the net selling price of our products, at an annual rate of 5% for aggregate net selling prices of US$5,000,000, 3.5% for aggregate net selling prices over five and up to US$40 million, and 1.75% for aggregate net selling prices over US$40 million, for each year of the agreement. See "Business - Material Agreements - Agreement with Polaroid."

         We have entered into agreements with Molex that contain restrictions on our ability to sell our products. Under a teaming agreement, we agreed with Molex to jointly develop DWDM products. Subject to our testing and proving our technology and our ability to manufacture and deliver the devices, Molex is committed to purchase our entire DWDM production for the first 12 months of production, up to 400 units per month. Molex also has the option to buy 50% of our remaining chip production. After the first 12-month period, Molex will have the option to purchase 50% of our DWDM production for the succeeding three-year period. Any product sold by us to Molex will be priced at our gross cost. In addition, Molex will pay to us 30% of the profits obtained on final products built from the chips supplied, 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products. We are free to package and sell any remaining products, with all profits going to us. However, we cannot sell unpackaged chips for telecommunications applications, except for special order or exploratory purposes, without written agreement from Molex. If we are unable to supply Molex on a timely basis with a commercially reasonable quantity of the devices or in the event we experience a change of control, Molex has the non-exclusive right to manufacture all components of the devices in return for a royalty equal to 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products. See "Material Agreements
- Agreements with Molex" for a detailed description of our agreements with Molex.


         We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 8851 Trans-Canada Highway, Ville Saint-Laurent, (QC) Canada H4S 1Z6, and our telephone number at that address is
(514) 331-3738.


                                  THE OFFERING


Common stock offered by the selling

stockholders................................ 10,800,000    shares,    of   which
                                             2,616,414   have  been  issued  and
                                             8,183,586    are   issuable    upon
                                             exercise  of  outstanding  warrants
                                             and   conversion   of   outstanding
                                             convertible notes.(1)

Common stock outstanding.................... 36,069,153 shares(2)

Common stock to be outstanding after
the offering................................ 44,252,739

Use of proceeds............................. We will not  receive  any  proceeds from  the  sale  of the  shares  of
                                             common   stock   by   the   selling
                                             stockholders.   We  could   receive
                                             proceeds of up to  $50,008,000,  if
                                             warrants   held   by  the   selling
                                             stockholders   were   exercised  at
                                             their minimum  exercise price,  and
                                             proceeds of up to US$150,024,000 if
                                             warrants   held   by  the   selling
                                             stockholders   were   exercised  at
                                             their maximum exercise price. Given
                                             the uncertainty as to any exercise,
                                             the timing of any  exercise and the
                                             amount  that we would  receive,  we
                                             have not  established  any specific
                                             use for these  proceeds.  They will
                                             be used  for  working  capital  and
                                             general corporate purposes


Risk factors................................ An  investment  in the common stock offered by the selling stockholders
                                             involves a high degree of risk. See
                                             "Risk Factors" beginning on page 8.



Nasdaq National Market symbol............... LUMM

(1) Represents approximately 18.49% of the outstanding shares of our common stock assuming the issuance of the 8,183,586 shares to be issued. On July 25, 2000, we sold CDN$51,243,000 (US$35,000,000) aggregate principal amount of convertible notes due July 25, 2005 to two institutional investors. The notes bear interest at rate of 7 1/2% per annum, which is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible into shares of common stock at a price equal to the average of the closing bid prices of our common stock for the five consecutive trading days ending immediately prior to conversion, but in no event less than US$7.00 nor more than US$25.00 per share (unless a default under the notes has  occurred).  On  October  16,  2000,  notes for an  aggregate principal amount of CDN$10,549,000 (US$7,000,000), together with accrued interest, were converted into 616,414 shares of common stock at a price equal to US$11.55.

        In connection with the financing, we issued to the purchasers five year warrants to purchase an aggregate of 5,000,800 shares of common stock, vesting 18 months after issuance, at an exercise price based upon the volume weighted average price of the common stock during the five consecutive trading days preceding vesting. If the volume weighted average price is equal to or less than US$30.00, then the exercise price will be US$10.00. If the volume weighted average price is greater than US$30.00, but less than US$70.00, then the exercise price will be the sum of US$10.00, plus one-half of the excess over US$30.00. If the volume weighted average price is more than US$70.00, then the exercise price will be US$30.00. The number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment upon the occurrence of the issuance of convertible securities at a conversion/exercise price that is less than the then current market price, stock splits, stock dividends and other recapitalizations. In addition, upon a consolidation, merger or sale in which we are not the surviving entity, we must require that our successor assume our obligations under the warrants. If we declare or make any distribution of assets or rights to acquire shares to our stockholders, the holders of the warrants, upon exercise thereof, will be entitled to receive the amount of such assets or rights as if such holders had been holders of common stock on the date of such distribution. In the event of a default under the notes or in others of our obligations to the purchasers, vesting of the warrants may be accelerated. See the Risk Factor entitled "We have a significant number of outstanding warrants and options, which could adversely affect the price of our common stock and our ability to sell additional common stock" on page 11 and Selling Stockholder table on page 41.

(2)     Does not include

        o 5,112,650 shares of common stock reserved for issuance upon exercise of options granted or to be granted under our stock option incentive plan, under which options to purchase 3,590,150 shares of common stock are outstanding;
        o      5,757,811  shares of common  stock  reserved  for  issuance  upon exercise of outstanding common stock purchase warrants; or
        o      4,383,586  shares of common  stock  reserved  for  issuance  upon conversion of outstanding convertible notes.


        Except as otherwise indicated, all references in this prospectus to the number of shares of common stock outstanding do not include the foregoing shares.

                          SUMMARY FINANCIAL INFORMATION


        The following summary financial information is taken from our financial statements included elsewhere in this prospectus. The summary financial statements should be read in conjunction with the financial statements and related notes , and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our financial statements as of and for the fiscal years ended June 30, 2000, June 30, 1999 and December 31, 1998 have been audited by KPMG LLP, Montreal, Canada, independent certified public accountants. Unless otherwise indicated, all dollar amounts in this prospectus are expressed in United States dollars. We changed our fiscal year end to June 30, effective in 1999. The amounts reported below for fiscal year 1999 are for the six-month period ended June 30, 1999.



                            DECEMBER 31,                            JUNE 30,
                               1998          JUNE 30, 1999           2000          JUNE 30, 2000
                               ----          -------------           ----          -------------
                                       (IN CANADIAN DOLLARS)                  (IN U.S. DOLLARS)

Current Assets                 $552,912     $2,044,584             $6,058,929     $4,097,745
Capital Assets                        -      1,492,495              4,602,682     3,112,865
Total Assets                    553,155      3,547,080             12,199,898     8,250,978
Liabilities                     119,349      1,002,582              1,885,401     1,275,125
Stockholders'                   433,806      2,544,498             10,314,497     6,975,853
  Equity


                       FROM INCEPTION     SIX MONTHS         FISCAL YEAR         FISCAL YEAR
                      TO DECEMBER 31,        ENDED              ENDED               ENDED
                      ---------------        -----              -----               -----
                                      (IN CANADIAN DOLLARS)                   (IN U.S. DOLLARS)
Research and
  Development
  Expenditures (1)       $12,291        $162,370          $218,968,358       $148,091,681
General and
Administrative (2)       290,435         569,507             4,913,579          3,323,130
Other Income
  (Loss)                  15,217         (17,674)              319,823            216,301
Net Loss                  287509         749,551           223,562,114        151,198,510
Loss Per Share (3)         $0.02           $0.04                 $8.80              $5.95


-----------------------------

(1) Amounts shown are net of tax credits and grants and include non-cash expenses resulting from the issuance of common stock upon exercise of the Molex services warrant.


(2) Includes depreciation of CDN$893,620 (US$604,369) for the year ended June 30, 2000 and none before.


(3) As of December 31, 1998, June 30, 1999 and June 30, 2000, the weighted average number of shares outstanding were 14,972,188, 17,480,767 and 25,415,601, respectively. We have never paid dividends on our common stock.

        At June 30, 2000, the exchange rate between the Canadian dollar and the U.S. dollar was CDN$1.4786 to US$1.00, based on the rate as of each date issued by the Bank of Canada.

                                  RISK FACTORS

        An investment in our common stock is highly speculative and involves a high degree of risk. You should only consider investing in our common stock if you are able to afford to lose your entire investment. In evaluating our business, you should carefully consider the following risk factors in addition to the other information included in this prospectus



WE ARE A DEVELOPMENT STAGE COMPANY WITH NO EXPERIENCE IN MANUFACTURING AND MARKETING OUR PRODUCTS.

        We have no history in manufacturing and marketing our products. We are a development stage company and, to date, have not had any revenues from sales of our products. Our operating history provides no basis for evaluating us and our prospects. We must successfully develop and commercialize our products, meet competition, attract, retain and motivate qualified employees, expand our operations and market and sell products using our licensed proprietary technology in volume to have significant revenues and to be profitable.

        Our future will depend on our ability to develop, manufacture and commercialize products based upon our licensed proprietary technologies. Our first product, the DWDM optical chip, has only recently entered production in limited quantities and we expect to make only limited shipments of prototype chips in 2000. See "Business - Plan of Operations" beginning on page 21. Potential customers may not accept our products, they may be difficult to produce in large volumes at an acceptable cost, fail to perform as expected, cost too much or be barred from production by the proprietary rights of others.


        We expect to spend considerable sums to develop and market our new products. We expect our operating expenses to increase as we develop our technology and products, increase our sales and marketing activities and expand our assembly operations. We will not have revenues from product sales before 2001. The amount that we will lose and when, if ever, we will have profits is highly uncertain.


WE MAY BE UNABLE TO OBTAIN FUNDING TO MEET OUR FUTURE CAPITAL NEEDS.

        We will require substantial additional funding over the next several years to develop our technology, to broaden and commercialize our products and to expand assembly capacity. Additional funding could be unavailable on favorable terms, or at all. We may then have to delay or abandon some or all of our anticipated spending, cut back our operations significantly, sell assets, or license to third parties potentially valuable technologies that we currently plan to commercialize ourselves. Our capital needs will depend on a number of factors, including:


       o       How many new products we develop

       o How fast we develop and commercialize our products and expand our assembly operations

       o       The response of competitors
       o       The level of acceptance of our products

       o       Competing technological developments
       o       Changes in market demand



        If we borrow funds, we may become subject to restrictive financial covenants and our interest obligations will increase. If we issue more stock, our present stockholders may experience substantial dilution.


THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE MANUFACTURE OF OUR PRODUCTS.

        We have never assembled large amounts of products. The manufacture of our chips is a complex, sophisticated process, requiring a clean room and precision assembly equipment. Very small amounts of contaminants in assembly, defects in components, difficulties in the assembly process or other factors can cause a significant number of chips to be nonfunctional or to have unacceptable defects. This could significantly reduce yields and increase the cost of our products. Many of these problems are difficult to find and require much time and expense to fix.

        We must effectively transfer production information from our research and development department to our new manufacturing facility and rapidly achieve volume production. If we fail to effectively manage this process or if we experience delays, disruptions or quality control problems in our manufacturing operations, our shipments of products to our customers could be delayed. Unforeseen additional capital expenditures could be required to remedy these problems. See "Business - Plan of Operations" on page 21.

        Changes in our manufacturing processes or the inadvertent use of defective materials could significantly reduce our manufacturing yields and product reliability. Because most of our manufacturing costs are relatively fixed, manufacturing yields are critical to our results of operations. Lower than expected production yields could delay product shipments and reduce our gross margins. We may not obtain acceptable yields.

WE MAY BE UNABLE TO ADAPT TO RAPID TECHNOLOGICAL CHANGE AND CONTINUE NEW PRODUCT DEVELOPMENT.

        We must become a key supplier of components to the photonics industry to be successful. The photonic market is highly competitive and marked by rapidly changing technology . We may be unable to adapt to rapid technological change and to continue new product development.

        We must


        o Anticipate what our clients and their end-users will need and demand in the manufacture of products, both for general industry use and specific custom-made usage
        o  Incorporate  those  anticipated   features  and  functions  into  our
           products
        o  Meet specific and exacting  design  requirements
        o  Price our products competitively
        o  Introduce our products at the right time to meet market demand


        The life cycle of a product we make may be short. We must introduce new products on a timely basis and we must spend a great deal to develop new products. We could experience delays in introducing new products, because they are complex. The success of our new products will depend on many factors, including

        o  Proper  product  definition
        o  Timely  completion and  introduction  of designs
        o  Ability of our customers to incorporate our product into theirs
        o  Quality and  performance of our products
        o  Differentiation  of our products from those of our  competitors
        o  Acceptance of our products and those of our customers


OUR AGREEMENTS WITH MOLEX CONTAIN SIGNIFICANT RESTRICTIONS.

        We have entered into agreements with Molex that contain restrictions on our ability to sell our products and grant to Molex preferential rights to acquire up to 50% of our production at favorable prices. In the event we are unable to supply Molex on a timely basis with a commercially reasonable quantity of the devices or in the event we experience a change of control, Molex has the non-exclusive right to manufacture all components of the devices in return for a royalty equal to 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products. See "Business - Material Agreements - Agreements with Molex" on page 28 for a detailed description of our agreements with Molex.

THE SMALL NUMBER OF POTENTIAL CUSTOMERS FOR OUR PRODUCTS WILL GIVE THEM CONSIDERABLE LEVERAGE OVER US.

        For the foreseeable future, we intend to market our products to only a limited number of leading original equipment manufacturer customers. We will rely on these customers to develop their own systems, creating demand for our products. Our customers may be expected to exert considerable leverage in negotiating purchases from us. The telecommunications equipment industry is dominated by a small number of large companies with few optical components suppliers. Existing suppliers could exert pressure to keep out new entrants.

OUR COMPETITION MAY BE ABLE TO MORE EFFECTIVELY DEVELOP AND MARKET THEIR PRODUCTS, MAKING OURS OBSOLETE.

        Our competitors include large companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, greater name recognition and longer standing relationships with customers than we do. Our competitors include both companies already manufacturing large volumes of products based on established technologies, as well as companies selling emerging technological solutions. Potential competitors could also include our own customers, which may decide to manufacture products competitive with ours, rather than purchasing our products.


WE ARE DEPENDENT ON KEY PERSONNEL; WE MAY NOT BE ABLE TO ATTRACT, TRAIN AND RETAIN SUFFICIENTLY QUALIFIED PERSONNEL.


        Our success will depend to a significant degree upon the continued services of key management, technical, and scientific personnel, including Dr.
S. Iraj Najafi, our President and Chief Executive Officer, Dr. Mark Andrews, our Chief Technical Officer, and Dr. Chia-Yen Li, our Chief Operating Officer. We do not currently maintain key-man life insurance on any of our personnel.

        Our success will also depend on our ability to attract, train and retain additional management and other highly skilled personnel. Currently, we are seeking to hire skilled engineers for our assembly process. Our competitors for qualified personnel are often long-established, highly profitable companies and the process of hiring qualified personnel is often lengthy. Our management and other employees may voluntarily leave us at any time. We may not be able to meet our sales forecasts if we cannot attract, train and retain sufficient qualified personnel.

        Our future profitability will also depend on our ability to develop an effective sales force. Competition for employees with sales and marketing experience is intense. We may be unable to attract and retain qualified salespeople or build an effective sales and marketing organization. We require sales people with a good technical understanding of our products and of the industry.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE PROTECTION OF OUR INTELLECTUAL PROPERTY.

        Problems associated with the protection of our intellectual property or potential infringement of the intellectual property of others could have a significant negative impact on our business and our financial condition.

        The patent positions of technology companies, including ours, are uncertain and involve complex legal and factual questions. The coverage claimed in a patent application can be significantly reduced before a patent is issued. Our patent applications may not result in patents being issued . Patents issued to us may not provide protection against competing technologies and may not be held valid if challenged. Others may independently develop products similar to ours or design around or otherwise avoid patents issued to us.

        Others may assert claims against us that will result in litigation. Litigation, regardless of its outcome, would result in significant cost to us, as well as diversion of management time. If we were to infringe upon a valid patent, we might have to change our products or obtain licenses from the patent owners. Licenses may not be available on favorable terms. In addition, we could be liable for significant monetary damages.

        We also rely on trade secret and copyright law and employee and third-party nondisclosure agreements to protect our intellectual property rights. We may be unable to secure meaningful protection of our trade secrets, copyrights, know-how or other proprietary information in the event of infringement by others and others may independently develop similar technologies.


WE ARE CONTROLLED BY INSIDERS, WHICH MAY PREVENT A CHANGE OF CONTROL OR OTHER CORPORATE TRANSACTIONS.


        As of the date hereof, our management, Molex, Polyvalor and McGill University collectively own in excess of 50% of our outstanding common stock. Together, they determine the composition of the Board of Directors and will be able to determine the outcome of corporate actions requiring stockholder approval. This ability may have the effect of preventing a change in control that may be favorable to other stockholders or causing a change of control that may not be favorable to other stockholders.

        Under the agreements with Molex, Molex will acquire the non-exclusive right to manufacture and sell jointly developed optical chip products in the event we experience a change of control. Molex also has rights of first refusal with respect to most sales of stock by members of our management. Their rights may have the effect of preventing a change of control that may be favorable to other stockholders.

PROVISIONS OF OUR CORPORATE DOCUMENTS AND APPLICABLE LAW MAY PREVENT OR HINDER A CHANGE OF CONTROL.

        Provisions of our certificate of incorporation and by-laws and of applicable law could make it more difficult for another party to acquire us or discourage another party from attempting to acquire us. This may reduce the value of our common stock. For example, we could issue preferred stock with rights senior to the common stock without any further vote or action by stockholders. The issuance of preferred stock as part of a future financing could have the effect of preventing a change of control and could make it more difficult for holders of our common stock to take certain corporate actions, including the replacement of incumbent directors. Additionally, preferred stock may have preference over and harm the rights of the holders of common stock.


WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING WARRANTS AND OPTIONS, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK AND OUR ABILITY TO SELL ADDITIONAL COMMON STOCK.


        As of October 31, 2000, we had outstanding options to purchase a total of 3,590,150 shares of common stock at a weighted average exercise price of US$
15.20 per share and outstanding warrants to purchase an aggregate of 757,011 shares of our common stock at a weighted average exercise price of US$3.55 per share. We also have outstanding warrants to purchase an aggregate of 5,000,800 shares of common stock, subject to anti-dilution provisions, at a price to be determined in the future. The CDN$40,694,000 (US$28,000,000) five-year convertible notes issued in July 2000 and still outstanding are also convertible into a maximum of 5,000,000 shares of common stock, unless a default under the notes has occurred.

        No holder may convert any portion of the July 2000 notes or exercise any portion of the July 2000 warrants to the extent that the conversion or exercise would result in that holder or any of its affiliates beneficially owning more than 4.99% of our outstanding common stock. Therefore, a holder may have to sell shares of common stock in order to be able to convert notes or exercise warrants. The following table sets forth the number of shares of common stock issuable upon conversion of the July 2000 notes and exercise of the July 2000 warrants at various prices and the percentage of our common stock represented by the shares of common stock issuable upon conversion of the notes and exercise of the warrants at such prices assuming we have not defaulted on the notes:


                                                                                % of total
                                                                                warrants vs.     Number of        % of total
                          Share   Number of    % of shares vs.    Number of     outstanding      shares and      warrants and
                          Price    Shares     outstanding shares  Warrants         shares         warrants          shares
                          -----    ------     ------------------  --------         ------         --------          ------
Outstanding   $28,000,000
Note
Amount
                                                   36,069,153                      36,069,153                    36,069,153
Maximum                  $25.00    1,120,000            3.11%     5,000,800            13.86%      6,120,800         16.97%
Exercise
Price
Minimum                   $7.00    4,000,000           11.09%                                      9,000,800         24.95%
Exercise
Price

Variable                 $24.00    1,166,667            3.23%                                      6,167,467         17.10%
                         $23.00    1,217,391            3.38%                                      6,218,191         17.24%
                         $22.00    1,272,727            3.53%                                      6,273,527         17.39%
                         $21.00    1,333,333            3.70%                                      6,334,133         17.56%


                                                                                % of total
                                                                                warrants vs.     Number of        % of total
                          Share   Number of    % of shares vs.    Number of     outstanding      shares and      warrants and
                          Price    Shares     outstanding shares  Warrants         shares         warrants          shares
                          -----    ------     ------------------  --------         ------         --------          ------

                         $20.00    1,400,000            3.88%                                      6,400,800         17.75%
                         $19.00    1,473,684            4.09%                                      6,474,484         17.95%
                         $18.00    1,555,556            4.31%                                      6,556,356         18.18%
                         $17.00    1,647,059            4.57%                                      6,647,859         18.43%
                         $16.00    1,750,000            4.85%                                      6,750,800         18.72%
                         $15.00    1,866,667            5.18%                                      6,867,467         19.04%
                         $14.00    2,000,000            5.54%                                      7,000,800         19.41%
                         $13.00    2,153,846            5.97%                                      7,154,646         19.84%
                         $12.00    2,333,333            6.47%                                      7,334,133         20.33%
                         $11.00    2,545,455            7.06%                                      7,546,255         20.92%
                         $10.00    2,800,000            7.76%                                      7,800,800         21.63%
                         $ 9.00    3,111,111            8.63%                                      8,111,911         22.49%
                         $ 8.00    3,500,000            9.70%                                      8,500,800         23.57%
                         $ 7.00    4,000,000           11.09%                                      9,000,800         24.95%

        The exercise of outstanding options and warrants and the conversion of outstanding notes will dilute the then current stockholders' ownership of common stock. Sales in the public market of common stock acquired upon exercise of options and warrants and conversion of notes could depress the price of our common stock. This may adversely affect our ability to sell common stock.


                           FORWARD-LOOKING STATEMENTS


        This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe," "anticipate," "estimate," "expect" or words of similar import identify these forward-looking statements. These forward-looking statements are contained principally under the headings "Summary," Risk Factors," "Management's Discussion and Analysis to Financial Condition and Results of Operations" and "Business." Although we have based these forward-looking statements on reasonable assumptions, these may not prove to be correct. Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from the expectations expressed by these forward-looking statements. Important factors that may cause actual results to differ materially from the expectations reflected in the forward-looking statements include those set forth below, as well as:


       o       general economic, business and market conditions
       o       customer acceptance of new products
       o the occurrence or nonoccurrence of circumstances beyond our control.

        All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

        The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of the common stock by the selling stockholders.


        We could receive proceeds of up to $50,008,000 if warrants were exercised at their minimum exercise price, and proceeds of up to $150,024,000, if warrants were exercised at their maximum exercise price, from the exercise of warrants to purchase an aggregate of 5,000,800 shares of common stock issued as part of the convertible notes financing described under "Business - Material Agreements - Convertible Note Financing." These warrants can be exercised at the option of their holder after January 25, 2002 (or earlier upon an event of a default under the notes or our other obligations to the purchasers) and before July 25, 2005. Given the uncertainty as to any exercise the timing of any exercise and the amount that we would receive, management has not established any specific use for these proceeds. They will be used for working capital and general corporate purposes.



                                 DIVIDEND POLICY

        We have not paid and do not intend to pay cash dividends on our common stock. We currently intend to reinvest earnings, if any, in the development and expansion of our business. The declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements and financial position, general economic conditions and other relevant factors.


                      MARKET PRICE OF THE REGISTRANT'S COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS


        Our common stock has been traded on The Nasdaq National Market under the symbol "LUMM" since April 13, 2000. From July 27, 1998 (the day on which trading in the common stock commenced) through January 19, 2000, the common stock was quoted on the OTC Bulletin Board. From January 20, 2000 to March 9, 2000, pending the effectiveness of our registration statement on Form 10, trading in our common stock was reported by the National Quotation Bureau in the pink sheets. From March 9, 2000 through April 12, 2000, our common stock was quoted on the OTC Bulletin Board. The following table sets out in US dollars the high and low bid prices of the common stock during the periods indicated based on a calendar year presentation. Prices through April 12, 2000 reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.



                                                      High              Low
1998

Third Quarter (from July 27th)..................    US$4.00          US$0.63
Fourth Quarter..................................    US$1.50          US$0.25


1999

First Quarter...................................    US$1.56          US$0.25
Second Quarter..................................    US$3.50          US$0.44
Third Quarter...................................    US$14.25         US$1.63
Fourth Quarter..................................    US$49.00         US$3.50


2000

First Quarter...................................    US$51.00         US$14.16
Second Quarter..................................    US$28.00         US$9.13
Third Quarter...................................    US$28.50         US$14.50
Fourth Quarter (through  November 8, 2000).....     US$28.44         US$10.44

        On November 8, 2000, the last reported sale price of the common stock on The Nasdaq National Market was $11.38 per share.

        On November 8, 2000, there were 104 holders of record of our common stock.

                             SELECTED FINANCIAL DATA


        The following selected financial data are taken from our financial statements included elsewhere in this prospectus and are qualified by reference to and should be read in conjunction with such financial statements, including the notes , and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our financial statements as of and for the fiscal year ended June 30, 2000, June 30, 1999 and December 31, 1998 have been audited by KPMG LLP, Montreal, Canada, independent certified public accountants. We changed our fiscal year end to June 30, effective in 1999. The amounts reported below for fiscal year 1999 are for the six-month period ended June 30, 1999.



                            DECEMBER 31,                            JUNE 30,
                               1998          JUNE 30, 1999           2000          JUNE 30, 2000
                               ----          -------------           ----          -------------
                                       (IN CANADIAN DOLLARS)                  (IN U.S. DOLLARS)

Current Assets                 $552,912     $2,044,584             $6,058,929     $4,097,745
Capital Assets                        -      1,492,495              4,602,682     3,112,865
Total Assets                    553,155      3,547,080             12,199,898     8,250,978
Liabilities                     119,349      1,002,582              1,885,401     1,275,125
Stockholders'                   433,806      2,544,498             10,314,497     6,975,853
  Equity


                       FROM INCEPTION     SIX MONTHS         FISCAL YEAR         FISCAL YEAR
                      TO DECEMBER 31,        ENDED              ENDED               ENDED
                      ---------------        -----              -----               -----
                                      (IN CANADIAN DOLLARS)                   (IN U.S. DOLLARS)
Research and
  Development
  Expenditures (1)       $12,291        $162,370          $218,968,358       $148,091,681
General and
Administrative (2)       290,435         569,507             4,913,579          3,323,130
Other Income
  (Loss)                  15,217         (17,674)              319,823            216,301
Net Loss                 287,509         749,551           223,562,114        151,198,510
Loss Per Share (3)         $0.02           $0.04                 $8.80              $5.95

-----------------------------

(1) Amounts shown are net of tax credits and grants and include non-cash expenses resulting from the issuance of common stock upon exercise of the Molex services warrant.

(2) Includes depreciation of CDN$893,620 (US$604,369) for the year ended June 30, 2000 and none before.


(3) As of December 31, 1998, June 30, 1999 and June 30, 2000, the weighted average number of shares outstanding were 14,972,188, 17,480,767 and 25,415,601, respectively. We have never paid dividends on our common stock.

        At June 30, 2000, the exchange rate between the Canadian dollar and the U.S. dollar was CDN$1.4786 to US$1.00, respectively, based on the rate as of each date issued by the Bank of Canada.


CURRENCY EXCHANGE RATES


        The following table sets forth, for the dates indicated, the rates at the specific date for the Canadian dollar per one U.S. dollar, each expressed in Canadian dollars and based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York:


                                           Fiscal Year Ended June 30, 2000

Rate at end of period                                       1.4798
Average rate during the                                     1.4732

period

High of the period                                          1.5079
Low for the period                                          1.4350


        On November 10, 2000, the noon buying rate in the New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was CDN$1.5460 = US$1.00.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


        From inception (March 2, 1998) to December 31, 1998, our activities were mainly oriented to our organization. In 1999, we changed our fiscal year end to June 30, so information for the year ended June 30, 1999 reflects a six-month period. During that period, highlights of the activities are represented by financial arrangements entered into in connection with the construction of the pilot plant and the acquisition of related capital assets. This management's discussion and analysis focuses on the fiscal year ended June 30, 2000 compared to the period from inception to June 30, 1999.


RESULTS OF OPERATIONS


        We are a development stage company. We have not realized any revenues from operations.

        Research and development expenses in 2000, net of tax credits and grants, were CDN$218,968,358 (US$148,091,681). Of these costs, CDN$217,358,739
(US$147,003,070) are non-cash expenses resulting from the issuance of 5,800,000 shares of common stock in consideration of services rendered by Molex under a teaming agreement. These expenses were recorded at the average monthly market price of the shares issued during the period in which the services were rendered.

        Research and development expenditures, other than those recorded under the Molex agreement, net of tax credits and grants, were CDN$1,609,619 (US$1,088,611) during the twelve-month period ended June 30, 2000, compared to CDN$174,661 for the period from inception to June 30, 1999, an increase of CDN$1,434,958. From inception to June 30, 1999, we incurred little research and development expenses because we were not yet engaged in full operations. At June 30, 2000, we had an existing operation consisting of a sizeable research and development group, a facility and an expansion project underway. During the year ended June 30, 2000, we designed new DWDM and WWDM products, developed materials and processes and produced prototype devices.


        General and administrative expenses were CDN$4,019,959 (US$2,718,761) in 2000, compared to CDN$859,942 for the period from inception to June 30, 1999, an increase of CDN$3,160,017. The charges for the period from inception to June 30, 1999 consist mainly of salaries as a result of the increased number of administrative personnel and related expenses to manage our expansion project and the increase in activities . During 2000, we built a corporate structure consisting of teams in corporate finance, research and development, manufacturing, business development and corporate development.

        Other income, net of interest expense, consisting of interest on cash and term deposits and gain on foreign exchange, earned during the year ended June 30, 2000 amounted to CDN$319,823 (US$216,301) compared to a loss of CDN$2,457 for the period from inception to June 30, 1999, an increase of CDN$322,280. The increase is due to the fact that we had more cash on hand during fiscal 2000 than in the preceding period as a result of capital raised through private placements and the exercise of warrants and options and because of a favorable variation in the exchange rate between the Canadian and the US dollar.

        As a result of the above, our overall loss for the year ended June 30, 2000 amounted to CDN$223,562,114 (US$151,198,510) or CDN$8.80 (US$5.95) per
share, compared to CDN$1,037,060 for the period from inception to June 30, 1999.

        Our activities are being ramped-up to our planned production levels. The increased activities will require us to have additional employees, equipment and resources to manage the organization. This should increase our monthly burn rate by approximately CDN$1,000,000 by the end of Fiscal 2001.


FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES


        From our inception to June 30, 1999, we had been engaged in capital raising, developmental and organizational activities and construction of our pilot plant. During the year ended June 30, 2000, we made significant investments in staffing and equipment. These investments and costs have been financed mainly through proceeds of private placements and the exercise of warrants and options. In 2000, we realized net proceeds of CDN$13,623,333 (US$9,213,670) from these sources.

        In July 1999, we issued 960,000 units of our capital stock at a price of US$1.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$1.50 per share before June 2001. Of these warrants, 260,000 were exercised in the year.

        In September 1999, we issued 407,000 additional units at a price of US$4.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$6.00 per share before September 2000. Of these warrants, 151,000 were exercised in the year and the balance of 256,000 were exercised in September 2000.

        In September 1999, we issued 400,000 additional units to holders of convertible notes issued in March 1999 upon the full conversion of their notes. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$0.90 per share before September 30, 2001. The warrants were exercised in July 2000. We issued an additional 30,000 units for US$15,000 to the underwriter who had placed the securities upon conversion of the notes . The warrants included in the units issued to the underwriter were exercised in December 1999 for proceeds of US$27,000.

        In November 1999, we issued 21,500 units at a price of US$7.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$9.00 per share before September 30, 2000. These warrants were exercised in September 2000.

        In November 1999, we issued 10,000 additional units at a price of US$10.50 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$15.50 per share before October 31, 2000. The warrants expired without being exercised.

        In November 1999, Molex exercised warrants issued to it in June 1999 to acquire 1,666,667 shares at a price of US$0.90 per share for total proceeds of US$1,500,000.

        In January 2000, we issued 86,022 additional units at a price of US$23.25 per unit for a total consideration of US$2,000,000. Each unit comprised one share of common stock and one half of a common share purchase warrant . Each warrant can be exercised to acquire one share of common stock at a price of US$30.00 before December 7, 2000.

        The second closing with Molex took place in March 2000 and resulted in the issuance of 1,500,000 shares of common stock for cash consideration of US$750,000.

        Options to acquire a total of 742,850 shares were exercised during the twelve-month period ended June 30, 2000 for total proceeds of US$742,850.

        Additionally, warrants to acquire a total of 2,747,667 shares (including 1,666,667 shares issued to Molex upon exercise of its warrants) were exercised in the twelve-month period ended June 30, 2000 for total proceeds of US$3,348,000.

        The funds raised through the above financing activities have been partially offset by operating activities amounting to CDN$5,384,204 (US$3,641,421). We disbursed CDN$2,918,919 (US$1,974,110) in property and equipment during the twelve-month period ended June 30, 2000 and made deposits of CDN$1,525,168 (US$1,031,495) on lease agreements and equipment ordered.

        At June 30, 2000, we had cash on hand of CDN$1,125,382 (US$761,113). In addition, we had CDN$4,299,608 (US$2,907,891) in term deposits with maturity dates no later than August 23, 2000 and with no restriction in their use. At June 30, 2000, the market value approximated the carrying value.

        The above balances in cash and term deposits, along with proceeds from a financing of CDN$51,243,000 (US$35,000,000) of five-year convertible notes on July 25, 2000 should, in management's estimation, be sufficient to meet our financial needs until at least December 31, 2001, excluding unforeseen significant capital expenditures. We had no financial obligations of significance at June 30, 2000 other than operating lease commitments for our existing premises and equipment and employment agreements. Minimum lease payments under operating lease agreements for premises and equipment for the next twelve months amount to CDN$978,497 (US$661,773).


        We do not believe that inflation has had a significant impact on our results of operations.

SUBSEQUENT EVENT


        On July  25,  2000,  we sold  CDN$51,243,000  (US$35,000,000)  aggregate principal amount of five-year convertible notes due July 25, 2005 to two institutional investors. The notes bear interest at a rate of 7.5% per annum and are convertible at any time into common stock at a conversion price based on the closing bid price of the common stock at the time of conversion, with a minimum conversion price of US$7 per share and a maximum conversion price of US$25 per share. On October 16, 2000, notes in the aggregate principal amount of CDN$10,549,000 (US$7,000,000), together with accrued interest, were converted into 616,414 shares of common stock at a price equal to US$11.55 per share.




        In connection with the financing, the investors also received five-year warrants to purchase an aggregate of 5,000,800 shares of common stock. The warrants are exercisable on or after January 25, 2002. The exercise price of the warrants is based on a formula whereby the price may vary from US$10 per share to US$30 per share. Based on the formula, the exercise price of the warrants will be lower than the fair market value of the common stock at the time that the warrants vest unless the fair market value of the common stock is equal to or lower than US$10 per share.

        We will apply APB-14 ("Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants") and EITF 98-5 ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios") to determine the accounting treatment of the notes and the warrants. These bulletins require that we allocate the proceeds from the notes among the notes and the warrants. As a result, the notes will be discounted and the beneficial conversion feature of notes will be recorded as financing charges.

        Because the notes are convertible at any time, financing charges will be recorded as expenses at the date of the transaction. In addition, amortization of debt discount over a period of five years will also be recorded as financing charges. It is expected that an aggregate of CDN$51,243,000 of financing charges will be recorded over five years. However, these additional charges are non-cash transactions and accordingly will have no effect on our cash flows.

        If the notes and unpaid interest calculated at the rate of 7.5% are not converted into common stock, we will be required to pay an aggregate of CDN$40,694,000 (US$28,000,000) plus accrued interest to the investors upon maturity.


FUNCTIONAL CURRENCY

        Because the Canadian dollar is primary in the economic environment in which we operate, the Canadian dollar is our functional currency. Accordingly, amounts presented in U.S. dollars are provided for convenience of reference only and are based on the closing exchange rate at June 30, 2000, which was CDN$1.4786 per U.S. dollar. The rate stated is from the Bank of Canada for that date.

                                    BUSINESS

OVERVIEW


        We are a development stage company. We design and develop products related to the Dense Wavelength Division Multiplexing (DWDM) market and other optical or photonic segments of the telecommunications market. DWDM is a technology that permits a user to send multiple sources of information and data at the same time over a single optic fiber. DWDM allows network operators to remove an entire class of equipment in their networks.

        We plan to manufacture DWDM devices in the form of optical chips using our patented PHASIC process. This process allows us to manufacture DWDM chips in high volume.

        Our plan of operations for fiscal year 2001 is to finalize the development of our DWDM devices and to bring them to market. We will focus product development on four aspects:

        o   perfecting  manufacturing steps for DWDM devices
        o   readying automation equipment in our new  manufacturing  facility
        o   setting  quality control criteria for our  operations
        o expanding our packaging and pigtailing capability for our optical chips.

        We plan to finalize the installation of the clean room in our new manufacturing facility. We expect to have the capacity of producing up to 500 devices per day in 2001 . We expect to increase our work force to approximately 175 persons to fully staff this facility . As a development stage company, we have not generated product revenues to date. We do not anticipate generating product revenues until 2001.

DWDM

        Service providers like AT&T and MCI WorldCom are creating fiber optic networks to transmit large quantities of information at high speeds . They must meet demand for uses such as the Internet, e-mail and electronic commerce. Service providers desire to increase the capacity of their networks without installing new fiber optic cable. DWDM products allow them to greatly increase their information carrying capacity on existing fiber . Existing DWDM products use primarily the following technologies:

        o      thin film filters;
        o      fiber Bragg gratings; or
        o      array waveguides (AWG).


        DWDM is a technology that allows multiple wavelengths of light to be transported on a single fiber optical strand. This increases the carrying capacity of optical fiber to transmit information at the speed of light. The multiplexing component of the DWDM allows different wavelengths to be added to the optical fiber. This means more channels can be added for simultaneous transport. To date, the solution to resolve capacity constraint has been to add or lay additional fiber in the ground or to use one of three kinds of DWDM devices presently available. The devices can be circuits that have been etched into chips (AWG), thin film filters or Bragg gratings. Using DWDM technologies to add capacity to existing fiber networks should be less costly than installing new fiber in the ground. By not having to install new fiber networks, operators are able to avoid costs associated with construction, purchases of rights of way, work and regulatory permits, and weather delays.

        We make DWDM products in the form of an AWG "optical chip" on silicon through a patented sol-gel manufacturing process. We call this process PHASIC(TM). We acquired the initial rights to the process under our license agreement with Polyvalor and McGill University. Through our research and development, we have evolved the process. We now have two patent applications pending relating to the process. To our knowledge, there are no other manufacturers of DWDM products on silicon using a sol-gel manufacturing process. We have chosen an optical chip form for our product development because we believe that our PHASIC(TM) process will allow us to address market demand that cannot be fully served with competing technologies.


        We believe this because:

        o the PHASIC process requires a lower capital investment in equipment, because there is no need for vacuum thin film deposition and vacuum coating technology
        o      making the AWG chip requires less manual labor
        o our process requires fewer steps, reducing the likelihood of manufacturing defects
        o as the optical chip's channel count grows, cost does not increase proportionally.


        We have focused on developing and producing DWDM devices and products because we believe that DWDM technology offers a bandwidth solution to the telecommunications market. The telecommunications market includes long distance, metropolitan, and access. Bandwidth or information carrying capacity is critical in each segment. DWDM is in a nascent stage for the metropolitan and access markets.

INDUSTRY BACKGROUND


        Manufacturers of systems that use DWDM devices include: Lucent Technologies, Inc., Ciena Corp., Alcatel, Cisco, Nortel Networks Corp., NEC and Fujitsu. Several of these systems manufacturers also manufacture DWDM products. Other suppliers include: JDS-Uniphase Corp., Gould, Instruments , Corning OCA, Ditech Communications Corp., DiCon, Sumitomo and Bosch.

        Large companies like AT&T Corp. and MCI WorldCom Inc. are part of the DWDM market. AT&T has used equipment supplied by Lucent Technologies, while MCI has used equipment supplied by Hitachi Ltd. and Nortel.

Growth of Information Traffic

        Computers increasingly process and send more information across networks at greater speed. Voice-centered networks were not designed to handle data efficiently. New data communications equipments have been designed and created to route and switch data transmission at very high speeds.

        The popularity of the Internet and new applications are putting pressure on the networks of service providers. They are continually in need of improvements to stay competitive. They are looking for ways to optimize their existing networks and to increase capacity at a low cost . Optical fiber networks are widely deployed for domestic and international carriage. Recent increases in traffic, growing competition and increased demand for reliability at lower cost have required carriers to enhance the service they provide. Part of the solution has been the deployment of DWDM systems.

        The flow of traffic has also increased by the growing capacity and processing speed of data communications equipment. According to Ryan, Hankin & Kent, a leading market researcher, Internet traffic will increase from 568,000 tera bytes per month at the end of 2000 to over 1.1 billion tera bytes per month in 2004.



Competition


        Widespread telecommunications industry deregulation in the United States has resulted in increased competition among service providers. As carriers seek to differentiate themselves from competitors, they have emphasized high capacity technology to sell their services.



Reliability


        Consumers and generators of information are becoming more dependent on network reliability. End users are less and less tolerant of service interruptions. Network carriers have responded by introducing fiber optic networks that can overcome cable cuts or other equipment failure between two points. These networks frequently utilize a "ring architecture" in which routes are linked in a ring configuration, permitting rerouting of traffic along the reverse path of the ring in the event of a service interruption caused by a fiber optic cable cut or other equipment failure. Ring architectures require twice the fiber capacity of non-ring systems. These system designs therefore place greater bandwidth demand on existing fiber networks.


Other capacity drivers

        Other capacity drivers on fiber optic networks include technologies such as digital subscriber lines (DSL). DSL promises higher access speeds to residences and businesses. With potential speeds in excess of a megabit, this is expected to continue to increase demand for bandwidth and impose additional strain on the optical network backbone. PHASIC(TM) PROCESS

PHASIC(TM) PROCESS

        Our patented manufacturing process for optical chips is called PHASIC(TM). We acquired the initial rights to the PHASICTM process under our license agreement with Polyvalor and McGill University. Through our research and development, we have evolved the process. We now have two patent applications pending relating to our process. PHASIC(TM) stands for Photonic Hybrid Active Silica Integrated Circuit. This refers to the materials and processes we use to produce our devices in the form of an integrated optical circuit on silicon microchips similar to those used in computers. The optical circuit consists of a collection of micron size array waveguide gratings (AWG) that have been arranged to combine, or multiplex, or separate, or demultiplex, light at the telecommunications wavelengths. More specifically, we use hybrid glasses for making our AWG and a simplified manufacturing process for creating our optical circuits on silicon. The "hybrid glass" is a glass-polymer solution. It can be used to print circuits on chips through light. We can do so without the costly vacuum etching process or the use of manual labor for assembly of micro-optic devices. We expect to be the first to commercialize hybrid glasses for use in integrated optics.

        The optical chip contains an optical circuit analogous to the micro-electronic circuits used in computers. DWDM optical circuits can be made with 4, 8, 16, 32, 40, 64 and more channels to transport different optical signals at different wavelengths. Light signals are combined and separated on the optical chip by taking advantage of the differences in the length of the individual waveguides in the AWG. These path differences translate into optical phase differences. Multiplexing means that light of a given wavelength can be combined with others for input into an optical fiber. Demultiplexing means that with the same device, light can also be separated for output to individual optical fibers. This technology simplifies the process while adapting to the industry's changing needs.


PLAN OF OPERATIONS


        Our plan of operations for fiscal year 2001 is to get our plant and volume production up and running in order to produce 8, 16, 32 and 40 channel DWDM devices and bring them to market. Volume production will be realized by

       o completing the installation of our large scale manufacturing infrastructures;
       o defining processing sequences and conditions that distinguish fabrication of devices;
       o       increasing   staffing  and  investing  in  the  training  of  our
               employees;
       o       implementing  a  framework  for quality  control and  reliability testing;
       o expanding our DWDM packaging and pigtailing capability; o broadening our product portfolio; and
       o       securing our supply chain.


Research and Development

        Research and development activities for fiscal year 2001 will be centered on finalizing the packaging of our DWDM products and optimizing our manufacturing processes. We will also focus on developing new products that we judge to be of value to the photonics market.


Manufacturing


        At the end of June 2000, we moved our headquarters to a new site located in Ville St-Laurent, a suburb of Montreal, Canada. The 53,427 square foot headquarters has a 34,400 square foot manufacturing facility that features materials preparation, fabrication, packaging, optical test and quality control facilities for our DWDM products. We are currently completing the installation of the production facility, including cleanrooms and associated laboratories. Our existing R&D facility, located in Dorval, Quebec, will be used for prototyping once the Ville St-Laurent facility is operational.

Employee Growth


        We currently have 100 employees. Over the past 12 months, we have increased our corporate division to 30 persons. The existing R&D division of 27 meets current requirements and will be increased at a measured pace as we identify new requirements. Most of our personnel growth will be within the operations division, which must increase its manufacturing component to approximately 75 hourly employees and 25 specialists/technicians in order to meet the current production forecasts for fiscal 2001 and first quarter of fiscal 2002. Headcount growth thereafter will depend on volume requirements and will primarily focus on hourly employees. Most of the manufacturing employees whom we will hire will be fully trained in a few months. Combined with the employees remaining at the Dorval pilot facility, the total employee count is anticipated to be in the range of 225 employees by the end of 2001.


BUSINESS STRATEGY


         We believe that there is a substantial market for our devices. This market may be best supplied using AWG, which provides high channel counts in a single compact device.

        Optical chips in AWG format are currently used in DWDM systems. Companies that produce the AWG format are PIRI (a subsidiary of JDS Uniphase), Kymata and Siemens. These AWG devices perform in a similar way. However, DWDM devices can differ both in composition and method of fabrication depending on how they are processed. Devices made by PIRI, Kymata and Siemens use a high temperature vacuum deposition process called "flame hydrolysis deposition"
(FHD). This process uses a repetition of steps to achieve final composition of a device.

         The devices that we produce differ in composition and method of fabrication. Our AWG devices are made of hybrid sol-gel glass. They are made at temperatures about 1,000(0)C lower than those used in FHD. The devices are created by photolithography directly in the hybrid glass, avoiding vacuum film deposition. They have optical properties that can be tuned over a broader range than those provided by commercial forms of FHD. This allows us to make smaller devices than those produced by FHD. Smaller devices permit manufacturers to deploy their systems in locations where space is limited, providing greater design flexibility. The materials and method of fabrication that we use also allow us to make AWG devices faster and in larger quantities . We believe, at present, that no other manufacturer utilizes the sol-gel method in the commercial production of optic devices for use in the DWDM market.

        Our goal is to provide high quality, cost effective and high volume DWDM devices. We developed our PHASIC(TM) process because we believe that high volume manufacturing methods similar to those used by the microelectronics manufacturing industry are necessary to meet telecommunications customer demands for high volume and reliability. We believe that our process gives us a technological edge that will allow us to improve yield in optical chip production.

        We have begun producing and testing a limited number of devices with the intention to market 4, 8, 16, 32 and 40 channel DWDM products. In addition, we intend to offer services based on our capability to design new customized DWDM devices according to specific client needs. For example, we are presently targeting an existing DWDM market that has for the most part, very specific needs. Because we manufacture our DWDM devices from a platform technology, we can use similar materials and processes to produce customized devices . Examples include optical chips for selectively adding or dropping channels and optical cross-connects.

        The platform technology allows us to expand from our DWDM chip into new kinds of optical chip products. We believe that customers may favorably view the idea of having optical devices that are all related to one another through a common technology. Photonics is a nascent industry and we believe that it will be necessary to work with customers closely to meet their specific needs. In this competitive industry, we face many risks, including market acceptance of our products and our ability to adapt our products to technological change.


        To implement our strategy, we intend to :


         a)   Establish Technology Leadership

         There are three primary multiplexer component technologies currently used in DWDMs: thin film filters, fiber Bragg gratings and array waveguides
(AWG). According to a report in Laser Focus World Supplement, "WDM Solutions," in 1998, thin filters held a 26% share of the DWDM market, AWG had a 47% share of the DWDM market and Bragg gratings had a 19% market share. Within the industry, AWG technology currently provides the least costly manufacturing alternative to expanding existing capacity.

        In existing AWG technology, a "flame hydrolysis deposition" (FHD) method is used to manufacture DWDM components and devices. This method burns the desired combinations of gases to produce a glass soot on the surface of a silicon substrate. The soot is melted and consolidated at temperatures greater than 1,000(degree)C in a lengthy thermal process. The procedure is repeated at least three times to achieve the final composition. The second coating step is usually followed by a series of coating and vacuum etching steps . In some cases, a thin section of polymer is inserted into the array waveguide section to desensitize the device to the polarization state of the light.

        Thin film filter glass windows are five millimeters in size. They are coated with multi-layers of metal oxide. This layered structure is used to pass through some wavelengths of light and reflect others in transferring information or data. These windows act as an optical filter when many are assembled together with lenses and appropriate input and output filters. Then, together they can selectively separate wavelengths of light for transmission of information.
In this way, the thin film filter device acts as a mutliplexer device.

        Bragg gratings act as micro optical filters. The grating spacing is selected in a way that allows some wavelengths of light to pass through the filter and reflects other wavelengths of light. When several Bragg gratings are created in optical fiber and assembled together in a structure like an interferometer, the Bragg gratings assembly acts as a multiplexer device.

        We believe  that the  following  three  variables,  discussed  in detail
below,   will   determine  the  relative   successes  of  the  three   competing
technologies:


        o      Chip  manufacturing cost per channel
        o      Size of the optical component
        o      Suitability to high volume manufacture.


        We believe that our products, which use AWG format, will enjoy an advantage in each case.

        Chip Manufacturing Cost Per Channel. In AWG technology, cost does not scale with an increase in the number of channels per chip because all channels are created simultaneously or in parallel. There is little increase in the cost of manufacturing an 8-channel, 16-channel or other channel AWG DWDM chip because the circuits and optical channels are all created in the same step. In contrast, in thin filter and Bragg gratings technologies, additional channels must be added one at a time, increasing the complexity of the task and adding time and cost to the process. Thus, the current manufacturing cost per channel is lower for AWG technology.

        The cost of making an AWG DWDM component will depend on the method and materials used. Our products are distinguishable from those of our AWG competitors in their composition and method of fabrication. We believe that our simple PHASIC(TM) manufacturing process should be cost effective and suitable for high volume and high yield manufacturing.

        Size of Optical Components. AWG technology products are smaller by a factor of three than those produced by competing technologies. This is an advantage where space is at a premium.

        Suitability to High Volume Manufacture. Our manufacturing process is simpler, because the complexity of the process does not increase linearly with an increase in the number of channels per chip, as is the case with competing technologies. We anticipate that as optical chip technology matures, customer demand and competition will drive down the price of chips. Our low temperature manufacturing process should permit lower cost production and higher product yield.

        Our devices differ from other DWDM devices in composition and method of fabrication. The use of hybrid glass and the sol-gel processing gives us the advantage of being able to use spin-coating and dip-coating manufacturing methods to cover silicon wafers rather than vacuum deposition techniques. Our hybrid glasses are made at temperatures about 1,000(degree)C lower than those used in FHD chip production. This gives us an energy saving advantage and provides a greater choice in the range of substrates e.g., glass, plastic, that might be used in the future to support DWDM devices . Our DWDM optical chips are created by photolithography directly in the hybrid glass. This avoids complex post-processing sequences in which chemical resists and masks must be used in conjunction with vacuum reactive ion etching methods. The properties of the hybrid glass materials can be tuned to be like those of plastics or inorganic glasses. This permits hybrid glasses to be adapted into more commercially usable and compact forms . Smaller DWDM devices also permit manufacturers of systems to make more compact products.

        b) Leverage Existing Customer Relationship and Develop New Relationships

        In May 1999, we entered into a teaming agreement with Molex, a global manufacturer of electronic, electrical and fiber optic interconnection products and systems. The teaming agreement was amended in March 2000. Under the teaming agreement, we agreed with Molex to jointly develop DWDM products for sale to Molex and distribution and marketing by Molex to other customers. Subject to testing of our technology and proof of our manufacturing capability, Molex is committed to purchase 400 units per month for the first 12 months, and has the option to purchase 50% of our DWDM production. See "Material Agreements - Agreements with Molex." This arrangement should provide a firm customer base for our early production. We also propose to establish relationships with telecommunications equipment manufacturers and with manufacturers in other industries with potential applications for its devices.

         c)   Target Long Distance, Metropolitan Area and Access Markets

        Our products are designed to meet the requirements of long distance telecommunication and metropolitan markets. We believe that much of the potential expansion of the market for our products will occur in metropolitan areas. This is a result of technological advances and the potential to reduce manufacturing costs.

         d)   Expand Manufacturing Capability


        Our prospective customers are expected to require high volumes of products manufactured to high quality standards at gradually decreasing prices. We are currently expanding beyond our existing Research and Development facility in Dorval to a full scale manufacturing facility in Ville Saint-Laurent, with a production capability of 500 devices per day. We are finalizing the completion of the 34,400 square foot manufacturing facility in order to begin production in 2001.

TECHNOLOGY AND PRODUCTS


        We use a liquid sol-gel process to produce our DWDM devices. Sol-gel processing converts molecules of silicon-containing compounds into a network of glasses. Based on our experience in developing the process, and our intellectual property rights governing it, we believe we have a significant lead time as the only producer of compact AWG DWDM devices using a low temperature sol-gel hybrid glass process. We use conventional photolithography, which is a method to "print" optical circuits and devices directly into its hybrid glasses. A pattern of the AWG is made by projecting an image of the pattern with ultra-violet light that passes through the patterned openings of the mask and "writes" or "projects" the AWG image directly into hybrid glass film . The procedure is similar to the way photographs are printed in a darkroom.


Platform Material Technology


        We use manufacturing methods that have been long accepted by the semiconductor and microelectronics industries. We have adapted these methods to produce hybrid silica glass integrated optics devices. The materials used to formulate the hybrid glasses are custom designed and readily available from manufacturers like Dow Corning, Aldrich Chemical and Ciba Specialty Chemicals Ltd. Because the quantity of material used to make a device is very small, the cost of the materials is less than 5% of the total cost of the DWDM product, making the material cost-competitive with silica or polymers. Additionally, our methodology reduces costs by avoiding complex and costly processing and etching sequences. Through the use of our process, we should, in the future, be able to supply a variety of valuable customized products. We believe that the relative simplicity of our PHASIC(TM) process, using hybrid glasses, will enable us to fabricate optical chips across the broadest range of photonic market opportunities in high volume.


Technological Leadership


        We have assembled a team with broad expertise in materials formulation, photonic device design, hybrid glass integrated optics circuit fabrication, product definition and industrial process engineering. This team has pioneered the development of "photonic chips on silicon" based on proprietary formulations of hybrid glasses and the creation of software design tools . Our technical structure comprises software development/optical circuit design, materials formulation and process engineering. This should allow us to evolve as a significant provider of integrated optics products to the photonic industry.

        We have also created a technical advisory board to advise us on photonic market trends and technology and to assist in the development of an optical information technology "roadmap" for our benefit. This board consists of three external scientists with extensive experience and expertise in the industry.

Advanced Software Design Tools


        We use both proprietary and industry standard design tools to create our DWDM devices. We have developed in-house theories and software algorithms for creating product designs . We are unaware of any commercially available design packages that compete with our software capability. Whether or not other entities have developed software design tools of quality competitive with ours should have no impact on our business, which uses our software in a manner uniquely adapted to the photonic materials and processes we have developed. We have also obtained licenses for industry standard computer aided design (CAD) and beam propagation method (BPM) software to model or design selected performance features of simpler devices, like couplers and splitters.



MANUFACTURING


        We have commenced the manufacture of our prototype devices in our custom-designed pilot microfabrication facility located at Dorval, Quebec. The capacity of this facility is 20 DWDM chips per day. As of October 2000, we have not sold a finished product in the open market. The current generation of chips is being used for development and test phases. This includes the development of solutions for pigtailing optical fiber to the DWDM chips, and for hermetic, semi-hermetic and non-hermetic packaging.

          We have been aggressively pursuing a photonic device packaging research program, which has resulted in a high quality packaging solution for passive photonics devices. Currently, our packaging technology allows for the production of mechanically robust environmentally resistant packages. Key technologies which have been addressed, solved and continually improved include, but are not limited to:

        o Chip Preparation: It is extremely important to ensure that the chip-level devices produced are consistently identical. One of the key developments achieved by us within the package program is the ability to continually produce devices of exactly the same dimensions every single time and at an extremely high rate. This facilitates the mass production of chip-level devices.
        o Device Pigtailing: This technology is concerned with bonding multiple fibers to the photonic devices with submicron accuracy. The purpose of pigtailing devices is to facilitate external communication with the functional device contained inside the package.
        o Thermal Management: Concerned with ensuring that the end-user has the capability of accurately controlling the temperature of the environment within the package to ensure that the product conforms best to their requirements.
        o Environmental Protection: We have developed a packaging strategy which produces packages which are highly resistant to mechanical and thermal stress and shock cycles. The package also exhibits excellent resistance to moisture and humidity.

Finally, we understand that, due to the immature nature of photonics packaging expertise worldwide, there is a need to have an extremely active packaging research program which can respond rapidly to developments in technology and in the marketplace and also to ensure continual optimization and improvement of our packaging process and strategy.

        We rely largely on our own processes for the manufacture of our products. In order to meet the projected demand for high volume, low cost photonic chip production, are in the process of equipping and staffing a full scale production facility. We anticipate developing our manufacturing capacity to 500 packaged chips per day in 2001 and 1,000 per day in 2002.


PROPRIETARY RIGHTS


        Our future success and ability to compete are dependent, in part, upon our licensed and owned technology. We rely in part on patent, trade secret, trademark and copyright law to protect our intellectual property. We are the licensee of three patent applications under the terms of a license agreement with Polyvalor and McGill University, which expires in October 2017. These three patent applications are:

        1. Title: "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon" Use: Intellectual property relating to our sol-gel process used to make our optical circuit devices on a broad range of substrates, including silicon through simplified photolithographic processes and wet etching techniques, which is fundamental to the success of our manufacturing process.
               Country:    United States
               Assignee:  McGill University
               Status:Allowed and issued as patent No. 6,054,253 on April 25, 2000.
        2. Title: "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon" Use: Intellectual property relating to our sol-gel process used to make our optical circuit devices on a broad range of substrates, including silicon through simplified photolithographic processes and wet etching techniques, which is fundamental to the success of our manufacturing process. Country:
               Canada Assignee: None Status:Pending. The next step in this patent application is to file the request for examination.


        3. Title: "Self-processing of diffractive optical components in hybrid sol-gel glasses"
               Use: Intellectual property used to make diffraction gratings in hybrid glass without the need for device development steps, which is not material to our present manufacture of products, but is relevant and being sought for later generation products planned for production.
               Country: Initially filed on October 26, 1999 as a provisional United States patent application, this case is presently continued through an International patent application filed October 26, 2000 and designating all the countries forming part of the Patent Cooperation Treaty, including the United States and Canada. The priority date of October 26, 1999 was claimed in the International patent application.
               Assignee: None Applicants: This patent application has been filed in the name of McGill University, Polyvalor, CNRS, LILT, and the inventors. Assignments will be required during the prosecution of the subsequent national phases to confirm the assignee(s).
               Status: Pending Provisional: the patent application is pending but is incomplete and the priority date for filing the complete patent application in the United States and for extending the patent application in other countries is October 26, 2000. We are presently in the process of finalizing the application. Pending. The next step will be the issue of the International search report from the European Patent Office.


We have has also filed the following patent applications:

        4.     Title: "On-substrate cleaving of sol-gel waveguide"
               Use: Intellectual property used to make optical coupling between glass fiber and optical circuit device waveguides, which is not material to our present production of products, but is relevant and being sought for later generation products planned for production.
               Country:  United States
               Owner: Co-ownership between Lumenon and Paul Coudray Status:Pending: the patent was filed on July 1, 1999. We recently received a first examination report stating that the invention is patentable and that the application needs amendment for formal matters only. and is awaiting review and comments from the examiner. The priority date for filing of the patent application in other countries was July 1, 2000 and the application was not extended to other countries.


        5.     Title: "Sol gel film coating process using chilled solution"
               Use: Intellectual property used to make a sol gel film where the thickness and roughness of resulting film are improved by dispensing a chilled sol gel solution instead of conventionally dispensing such a sol gel at room temperature. We presently use this technology in our manufacturing process.

               Country:   Canada
               Status:Pending Informal: the patent application is pending but is informal and the priority date for filing the complete patent application in Canada and for extending the patent application in other countries is July 28, 2001.


        6. Title: "Flattening the response of a planar wavelength division multiplexer using a Y-junction"
               Use: Intellectual property used to flatten the response of a planar wavelength division multiplexer through a Y-junction. We presently use this technology in our manufacturing process.
               Country:  Canada
               Status:Pending Informal: the patent application is pending but is informal and the priority date for filing the complete patent application in Canada and for extending the patent application in other countries is August 4, 2001.


        These patents may or may not be issued to us. If issued, they may be invalidated, circumvented, challenged or licensed to others, all of which is not under our control. Any patents issued to us may not be adequate to safeguard and maintain our proprietary rights, to deter misappropriation or to prevent an unauthorized third party from copying our technology, designing around the patents owned by us or otherwise obtaining and using our products, designs or other information. In addition, our competitors may develop similar or superior technologies.

        We also rely on confidentiality agreements to protect our proprietary rights. It is our policy to require employees and consultants and, when possible, suppliers, to execute confidentiality agreements upon the commencement of their relationships with us. Litigation may be necessary to enforce our intellectual property rights and to protect our trade secrets, and there can be no assurance that our efforts will be successful. Our inability to protect proprietary rights effectively could have a material adverse effect on our business, financial condition and results of operations.

        Many participants in the photonics and related communications industries have a significant number of patents and have frequently demonstrated a readiness to commence litigation based on allegations of patent and other intellectual property infringement. Although we are not aware of any claim of infringement or misappropriation against us, there can be no assurance that third parties will not assert claims in the future with respect to our products. Responding to claims , regardless of merit, could cause product shipment delays or require us to enter into royalty or licensing arrangements. Claims could also lead to costly litigation that would require significant expenditures of time, capital and other resources by us and management. Moreover, no assurance can be given that any necessary royalty or licensing agreement can be obtained on commercially reasonable terms.


MATERIAL AGREEMENTS

Agreements with Molex


        On May 19 and June 21, 1999, we entered into several agreements with Molex (NASDAQ: MOLX), based in Lisle, Illinois. Molex is a 60 year-old global manufacturer of electronic, electrical and fiber optic interconnection products and systems, switches, value-added assemblies and application tooling. The Molex agreements include a teaming agreement, a stock purchase agreement, a stock restriction agreement and a registration rights agreement. The teaming agreement was amended on March 3, 2000.

        Under the teaming agreement, we agreed with Molex to jointly develop DWDM products . Subject to our testing and proving our technology and our ability to manufacture and deliver the devices, Molex is committed to purchase our entire DWDM production for the first 12 months of production, up to 400 units per month. Molex also has the option to buy 50% of our remaining chip production. After the first 12-month period, Molex will have the option to purchase 50% of our DWDM production for the succeeding three-year period. Any product sold by us to Molex will be priced at our gross cost. In addition, Molex will pay to us 30% of the profits obtained on final products built from the chips supplied, 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products.


        We are free to package and sell any remaining products, with all profits going to us. However, we cannot sell unpackaged chips for telecommunication applications, except for special order or exploratory purposes, without written agreement from Molex.

        In the event we are unable to supply Molex on a timely basis with a commercially reasonable quantity of the devices or in the event we have a change of control, Molex has the non-exclusive right to manufacture all components of the devices in return for a royalty equal to 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products.

        Under the stock purchase agreement, Molex purchased 3,000,000 shares of our common stock at a price of US$0.50 per share in two stages. We also issued to Molex a warrant to purchase 1,666,667 additional shares of common stock at a price of US$0.90 per share, which was exercised on November 15, 1999.

        In addition, we issued Molex a services common stock purchase warrant (the services warrant) to receive 5,800,000 additional shares of common stock in exchange for services to be rendered by Molex as part of the development of our technology. These shares were issued in 2000 as Molex performed services.
 The exercise price
of the services warrant was set at US $0.2155 per share.

        Under the stock restriction agreement, Najafi Holdings Inc. and Andrewma Holdings Inc., have agreed not to sell their shares of our common stock to a competitor of Molex without Molex's prior consent. This agreement also includes a right of first refusal and preemptive rights in favor of Molex, except that we can, without Molex's consent, issue up to 6,000,000 units (comprising one share of common stock and a warrant ) at a price not less than US$0.50 per unit to raise capital within the period ending in June 2001. The stock restriction agreement also requires the consent of Molex for extraordinary actions relating to our governance and our operations, including amending our organizational documents, issuing or selling securities to a Molex competitor, declaring dividends, replacing our chief executive officer, merging or acquiring the material assets of another company, or transferring or licensing any of our intellectual property. Upon completion of a public sale or a public offering, the preemptive rights in favor of Molex will terminate. The stock restriction agreement will also terminate if the teaming agreement is terminated.



        The net proceeds of the issuances of stock to Molex were used in part to accelerate the commercialization of our DWDM products.


Agreement with Polyvalor and McGill University


        We entered into a license agreement with Polyvalor, a Canadian limited partnership, and McGill University (together, Polyvalor and McGill University are referred to as the Licensor) pursuant to which we acquired the right to produce, sell, distribute and promote products derived from patents and know-how of the licensor, subject only to a license granted to QPS Technology Inc. in May 1998. To date, QPS Technology Inc. has not demonstrated any desire or capability to utilize its license for production of any related technology or products. These patents and know-how are based on the work of Dr. Iraj Najafi at Ecole Polytechnique and Dr. Mark Andrews at McGill University and their respective team of collaborators. We will pay a royalty of 5% on gross sales, up to a maximum cumulative amount of CDN$3,500,000 (US$2,367,104) to the licensor until October 2017, at which time the license agreement will expire. We do not believe that the rights granted to us under the license agreement will be of significant value after that date. If this is not the case, we would seek to extend the term of the license agreement. Polyvalor is a company created by Ecole Polytechnique for the purpose of commercializing the technology in which Polytechnique has an interest.

        In connection with the license agreement, we issued to each of McGill University and Polyvalor 750,000 shares of our common stock and granted them jointly the right to nominate one director to our board of directors.

Agreement with Polaroid


        We entered into an agreement dated July 21, 2000 with Polaroid Corporation for the irrevocable non-exclusive license of patents held by Polaroid in connection with AWG. We agreed to pay to Polaroid an initial licensing fee of CDN$584,047 (US $395,000). In addition, we will pay royalties on the net selling price of our products, at an annual rate of 5% for aggregate net selling prices of US$5 million, 3.5% for aggregate net selling prices over five and up to US$40 million, and 1.75% for aggregate net selling prices over US$40 million, for each year of the agreement.

Convertible Note Financing


        On July  25,  2000,  we sold  CDN$51,243,000  (US$35,000,000)  aggregate principal amount of convertible notes due July 25, 2005 to two institutional investors. The notes bear interest at a rate of 7 1/2% per annum, which is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible into shares of common stock at a price equal to the average of the closing bid prices of our common stock for the five consecutive trading days ending immediately prior to conversion, but in no event less than US$7.00 nor more than US$25.00 per share (unless a default under the notes has occurred).

        On October 16, 2000, notes for an aggregate principal amount of CDN$10,549,000 (US$7,000,000), together with accrued interest, were converted into 616,414 shares of common stock at a price of US$11.55 per share.

        Commencing 30 months after the issuance of the notes, we may require their conversion if all of the following conditions are met:

        o the volume weighted average price for our common stock for any 40 consecutive trading days equals or exceeds US$50.00;
        o the average trading volume of our common stock during these 40 consecutive trading days equals or exceeds 120,000 shares per day;
        o the shares of common stock issuable upon conversion of the notes are authorized and reserved for issuance, registered for resale and eligible to be traded on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market; and
        o     there is not an uncured event of default under the notes.

        The notes provide for various events of default, which would entitle their holders to require their immediate repayment together with an additional default amount. The amount payable upon an event of default would be equal to the greater of:

               (a) 115% of the principal amount of the notes plus accrued interest; and
               (b)  the quotient  obtained  when (c) is divided by (d) where:
               (c)  is the principal amount of the notes plus accrued  interest;
                    and
               (d) is the conversion price on the date we receive notice of the default multiplied by the highest closing bid price of our common stock during the period beginning on the date we receive notice of the default and ending the date preceding the payment of the default amount.



         Events of default include:

        o our failure to pay the principal amount of the notes or accrued interest on the notes for five trading days after the due date;
        o our failure to make any payment with respect to any indebtedness greater than $100,000 to a third party;
        o our default under any agreement that would materially adversely effect us;
        o the suspension of our common stock from trading for 10 trading days in any nine month period;
        o the failure to have this registration statement declared effective by April 21, 2001;
        o      the suspension of effectiveness for more than 30 days;
        o our failure to remove restrictive legends from the certificates for the common stock;
        o our indication that we do not intend to issue shares of common stock upon conversion of the notes;
        o our breach of any material term of the notes or the other agreements entered into in connection with the notes; and
        o      the institution of bankruptcy proceedings.

        The holders of the notes may also require repayment, together with an additional redemption amount, calculated as for an event of default, upon extraordinary events, including:

        o      the sale or disposition of  substantially all of our assets;
        o      a merger or consolidation  where we are not the surviving entity;
               and
        o the acquisition of at least 50% of the voting power of our common stock by one person, entity or group, other than our current majority holders.

        The proceeds of sale of the notes are being used in part to complete the buildout of our new manufacturing facility in Ville Saint-Laurent. These proceeds will also be used to pursue our overall growth strategy and to finance our research and development program.

        In connection with the financing, we issued to the purchasers five year warrants vesting in January 2002. These warrants entitle their holders to purchase 5,000,800 shares of our common stock. The exercise price fluctuates subject from a minimum of US$10.00 and a maximum of US$30.00. If the volume weighted average price of our common stock during the five consecutive trading days preceding vesting is equal to or less than US$30.00, then the exercise price will be US$10.00. If the average price is greater than US$30.00, but less than US$70.00, then the exercise price will be the sum of US$10.00, plus one-half of the excess over US$30.00. If this average price is more than US$70.00, then the exercise price will be US$30.00. The number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment upon the issuance of convertible securities at a conversion/exercise price that is less than the then current market price, stock splits, stock dividends and other recapitalizations. In addition, upon a consolidation, merger or sale in which we are not the surviving entity, we must require that our successor assume our obligations under the warrants. If we declare or make any distribution of assets or rights to acquire shares to our stockholders, the holders of the warrants who exercise them will be entitled to receive equivalent assets or rights as if they had been a holder of common stock on the date of the distribution. In the event of a default under the notes or in other of our obligations to the purchasers, vesting of the warrants may be accelerated.


        We also agreed with the purchasers to register for resale under the Securities Act of 1933, as amended, 8,800,000 shares of common stock issuable upon conversion of the notes and exercise of the warrants. The registration of these shares is covered by this registration statement .


CUSTOMER RELATIONS


        In addition to the relationship created under the Molex agreements, we will need to work in close association with DWDM system manufacturers. Examples of these manufacturers are Nortel Networks, Cisco, Alcatel, Lucent Technologies, and Ciena. We have had discussions with purchasers and designers of manufacturers to evaluate their requirements. We believe that it will be important to our success to work directly with customers the design of our DWDM devices . This will allow us to foster a strong commitment to service and to gain insights into our customers' future plans.


COMPETITION


        There are several competitors producing DWDM products in the market. Manufacturers of DWDM systems that may use AWG devices include Lucent Technologies, Ciena, Alcatel, Cisco, Nortel, NEC and Fujitsu. Several of these systems manufacturers also manufacture DWDM products. Other DWDM component suppliers include JDS-Uniphase, Gould, Instruments SA, Corning OCA, Ditech, DiCon, Sumitomo, Bosch Kymata Ltd., Lightwave Microsystems Corp. (LMC) and Bookham Technology Limited.




        We expect competition to increase in the future from existing competitors and from companies that may enter our markets, with solutions that may be less costly or provide better performance or features . To be successful , we must continue to respond promptly and effectively to changing customer performance, feature and pricing requirements, technological change and competitors' innovations.

        Many  of  our  potential   customers  have   substantial   technological
capabilities and financial resources. These customers may currently be developing, or may in the future decide to develop or acquire, products or technologies that are similar to or may be substituted for our products, which may diminish purchases of our products. A number of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical, marketing and other resources than us. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products. In addition, current and potential competitors may determine, for strategic reasons, to consolidate, to lower the price of their products substantially or to bundle their products with other products. Current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers, resellers or other third parties. Accordingly, it is possible that new competitors or alliances among competitors could emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share.


        We believe that our ability to compete successfully depends on a number of factors, both within and outside of our control. These factors include:

        o the price, performance and quality of our and our competitors' products;
        o the timing and success of new product and feature introductions by us, our customers and our competitors;
        o the emergence of new standards in the optical communications industry, the development of technical innovations;
        o      the availability of raw materials;
        o      the efficiency of production;
        o the rate at which our customers design our products into their products, the number and nature of our competitors in a given market;
        o      the assertion of intellectual property rights; and
        o      general market and economic conditions.


SALES, MARKETING AND TECHNICAL SUPPORT


        We are party to an agreement with Molex that reserves some of our first year of production for Molex . See "Business - Material Agreements." The agreement provides us with access to Molex's global distribution network. This reliance on Molex poses an operating risk to us. In the event that this relationship changes , we could be forced to sell all of our products directly . We expect to product 500 packaged chips per day starting in 2001 and 1,000 per day starting in 2002. Molex is committed to purchase 400 packaged chips per month for the first 12 months and has the option to purchase 50% of our production.

        We presently promote our developing product line in trade journals to generate advance interest. Over the next 12 months, we will hire additional internal marketing and sales personnel to assist with our efforts. We plan to develop an international network that would include offices in North America, Europe and Asia-Pacific.

        We believe that providing our clients with comprehensive product service and support is critical to maintaining a competitive position in the optical communications market. Our practice will be to work closely with our customers to monitor the performance of our product designs and to provide application design support . We will also provide a valuable technical resource for consulting on photonic component trends and implementations. Local field support will be provided in person or by telephone.

        We intend to provide support at crucial stages of product development. We may provide software simulation models of components to allow customers to simulate the performance of our products in their system . In the future, we may also offer modules to enable customers to evaluate our devices without significant development effort on their part, thereby facilitating rapid time-to-market. We believe that close contact with customers will allow us to tailor our products to the market . Understanding our customers' particular problem will enable us to design and develop solutions in our next generation of products.

HISTORY OF  LUMENON

        Our principal place of business is located in the Montreal suburb of Ville Saint Laurent. We were incorporated in the State of Delaware in February 1996 under the name of WWV Development, Inc. In July 1998, under an acquisition plan, we acquired all of the issued and outstanding shares of LILT Canada, Inc., a Canadian corporation ("LILT") founded in March 1998 by Professor S. Iraj Najafi of the Ecole Polytechnique, Montreal (an engineering school), and Professor Mark P. Andrews of McGill University, Montreal. Upon consummation of the acquisition plan, we changed our name from WWV Development, Inc. to Lumenon Innovative Lightwave Technology, Inc. As consideration for the acquisition, we issued 12,200,000 shares of common stock to the shareholders of LILT, which resulted in a change in control. Under applicable accounting rules and policies, LILT is deemed the acquiring corporation and the financial information contained in this prospectus is that of LILT, as consolidated with Lumenon.

PROPERTIES


        Our corporate and technical headquarters are located in a facility of approximately 53,000 square feet. Approximately 64% of the space is occupied by our cleanroom and manufacturing areas and the remainder by our offices.

        The lease for our Ville St. Laurent facility is for a period of twelve years ending in July 31 2012 with annual rent in the amount of CDN$10.50 net per square foot, or CDN$561,103 in the aggregate for each of the first six years. After the first six years, the annual rent will increase to CDN$630,789. We pay the operating expenses for the facility, which are estimated to be CDN$4.20 per square foot for the first year or CDN$224,396 in the aggregate. We have the option to renew the lease for an additional period of five years at a rate equal to the then current market price for comparable space. The construction of the building was completed in July 2000. We are currently completing the internal construction of the production facility, including the clean rooms and associated laboratories and installing manufacturing equipment. We anticipate that the production facility should be operational at the rate of 500 packaged chips per day in 2001. We expect to add additional equipment and staff to this facility to bring this facility to its full capacity of 1,000 units per day by 2002.

        Our Dorval facility has an existing capacity of 20 units per day and will be used to manufacture products until the Ville Saint-Laurent facility is operational. Once the Ville Saint-Laurent facility is operational, we intend to reconfigure the Dorval facility as an R&D facility with an ancillary production capability. The lease for the Dorval facility is for a period of five years ending in January 2004, with annual rent in the amount of CDN$4.59 net per square foot, or CDN$32,814 in the aggregate. We pay the operating expenses which we estimate to be CDN$1.87 per square foot per year and CDN$13,369 in the aggregate. We have the option to renew the lease for an additional period of five years at a rate equal to the then current market price for comparable space in the same building. As of June 30, 2000, we had spent CDN$425,523 on leasehold improvements to construct and equip the Dorval facility.

        We believe that the Ville Saint-Laurent and Dorval facilities will be adequate for our business as proposed to be conducted until at least the spring of 2002.


LEGAL PROCEEDINGS

        We are not currently involved in any material legal proceedings. From time to time, however, we may be subject to claims and lawsuits arising in the normal course of business.

                                   MANAGEMENT

        Our directors and executive officers and their positions with us are as follows:


Name                          Age        Position
----                          ---        --------

Dr. S. Iraj Najafi            46         Director,  Chief Executive  Officer and
                                         President

Dr. Mark P. Andrews           48         Director,    Vice   President,    Chief
                                         Technical Officer and Secretary

Dr. Anthony L. Moretti        48         Director

Denis N. Beaudry              56         Director

Pierre-Paul Allard            40         Director

Guy Brunet                    48         Director

Gilles Marcotte               61         Director

Pierre-Andre Roy              59         Director

Dr. Chia-Yen Li               38         Chief Operating Officer

Vincent Belanger              33         Vice   President   Finance   and  Chief
                                         Financial Officer

Reginald J.N. Ross            39         Vice President of Corporate Development

Felice Philip Meffe           46         Vice President of Business  Development
                                         and Marketing

        Dr. Iraj Najafi joined us in July 1998 as Director, President and Chief Executive Officer. He was a co-founder of LILT Canada Inc., a wholly-owned subsidiary of Lumenon in 1998, with Dr. Mark Andrews. Dr. Najafi received B.Sc and M.Sc. Degrees in physics from Shiraz University and a Ph.D. in Physics from the Ecole Centrale in Paris. After two years of postdoctoral research at the University of Florida, Gainesville, Dr. Najafi joined the Department of Electrical Engineering at the Ecole Polytechnique in Montreal in 1986, as a researcher and subsequently as professor, where he developed an international reputation as a pioneer in glass integrated optics. He also founded the Photonics Research Group at the Ecole Polytechnique. Dr. Najafi has co-authored more than 300 articles, patents, book chapters and books and taken a leadership role in over 25 international conferences. He has been a guest editor for Applied Optics and associate editor of Optical Engineering. Dr. Najafi is a member of the International Society for Optical Engineering (SPIE) and has been elected a Fellow of the SPIE. Dr. Najafi is on leave from Ecole Polytechnique until January 2001. He may extend his leave for an additional two years.


        Dr. Mark P. Andrews joined us in July 1998 as Director, Vice President, Chief Technical Officer and Secretary. He was a co-founder of LILT Canada Inc. Dr. Andrews received his Ph.D. in physical inorganic chemistry from the University of Toronto. In 1984, Dr. Andrews joined the staff of AT&T Bell Laboratories (now Lucent Technologies) as a Principal Investigator in the Materials Research Division where his research focused on the study of non-linear optical properties of polymer composites. In 1990, he joined the Department of Chemistry at McGill University, where he developed new photonic glasses and polymers. Dr. Andrews has been an Assistant Professor and currently is an Associate Professor at McGill University, from which he took a leave of absence from commencing February 1, 2000 in order to devote all of his time to the growth of Lumenon. He is a member of the Materials Research Society and the International Society for Optical Engineers (SPIE).


        Dr. Anthony L. Moretti became a Director in December 1999. Dr. Moretti has been employed in various executive capacities with Molex Fiber Optics Inc., Chicago, Illinois, since 1997. He is currently Director-Optoelectronic Development, Molex Fiber Optics Inc, a subsidiary of Molex. Prior to working at Molex, Dr. Moretti worked as an independent consultant for high tech companies from 1994 to 1997 and prior thereto was the Technical Director of Amoco Corporation's research laboratory, which designed and developed optical AWG devices.

        Mr. Denis N. Beaudry became a Director in June 1999. Mr. Beaudry is President of Polyvalor, Montreal, Quebec, Canada, a limited partnership formed by the Ecole Polytechnique for the purpose of commercializing its intellectual property. Since 1984, he has occupied the position of Director of the Centre de Developpement Technologique of the Ecole Polytechnique whose sphere of activities includes technology transfer, licensing of technology and software, joint creation with private industry of laboratories and research centers, strategic alliances, research partnerships, industrial chairs and the emergence of high technology enterprises. In 1998, he joined Polyvalor as President and General Manager. His role consists of enhancing the value of research results for commercial use by means of start-up of high-tech companies in which Polyvalor holds a participation or interest. Mr. Beaudry was President of the Quebec Association of University Research Directors in 1992, and is at present a member of the Board of Directors of the Centre des Technologies Textiles, the College Rosemont, the Corporation de Financement de l'Institut de Cardiologie de Montreal, the Centre de Technologies du Gaz Naturel, the Corporation Commerciale de Materiaux Composites, the Centre de Developpement Rapide de Produits et de Procedes, and the firms Sinlab Inc., BioSyntech Inc., a biopharmaceutical company, Phytobiotech Inc., Polyplan Inc., Odotech Inc. and COESI Inc.

        Mr. Pierre-Paul Allard became a Director in December 1999. Mr. Allard is General Manager of Cisco Systems, Canada, a subsidiary of Cisco Systems Inc., an Internet infrastructure firm. Mr. Allard has been employed in various executive capacities with Cisco since 1993.

        Dr. Chia-Yen Li joined us in August 1999 as Chief Operating Officer. Dr. Li received his Ph.D. in Materials Science and Engineering from the University of California in Los Angeles (UCLA). Dr. Li has 10 years of experience in the development of sol-gel materials for photonics. From August 1994 to August 1995, Dr. Li was a Visiting Scholar at the Optical Services Center of the University of Arizona where he conducted research on integrated optical devices and materials on a short-term basis. From August 1995 to July 1997, Dr. Li was a Staff Scientist at NZ Applied Technologies, researching federally funded projects relating to photonics materials and devices. From July 1997 until joining us, Dr. Li was a Senior Scientist at MicroTouch Systems Incorporated, which is a supplier of touch and pen sensitive input systems, including touchscreens and electronic whiteboards. Dr. Li was in charge of designing and implementing manufacturing processes on behalf of MicroTouch.

        Mr. Vincent Belanger joined us in June 1999 as Chief Financial Officer and Treasurer. He was elected to the additional office of Vice President Finance in August 2000. Mr. Belanger is a chartered accountant. From 1989 until September 1998, Mr. Belanger was employed in the corporate finance department of KPMG LLP, one of the world's leading professional advisory firms, in Montreal. From September 1998 until joining Lumenon, Mr. Belanger was employed as Vice President Finances and Corporate Controller of Viper International Holdings Ltd., a holding company established for the purpose of making acquisitions.


        Mr. Reginald Ross joined us in November 1999 as the Vice President of Corporate Development and Chief of Strategic Operations. Mr. Ross has a B.Eng (Electrical) from Royal Military College of Canada and is both a Professional Engineer (Ontario) and a Certified Project Management Professional. Mr. Ross has a history of over 20 years in information technology project and program management both within the industry and the Department of National Defense of Canada. From September 1999 through December 1999, Mr. Ross was an independent consultant assisting companies in the information technology industry, focusing on optics and photonics. From June 1999 to September 1999, he was Chief Executive Officer and President of Fiberview Technologies Limited, a company producing optical systems devices; from August 1998 to May 1999, Mr. Ross was Program Manager for SpaceBridge Networks Corporation, a company providing broadband satellite communications systems; and prior to August 1998, Mr. Ross was a communications officer in the Department of National Defense retiring at the rank of Major. Through his recent experience as a consultant and executive, Mr. Ross also brings considerable expertise in strategic analysis, planning and executive management within the high-tech start-up environment.

        Mr. Pierre-Andre Roy became a Director in May 2000. Mr. Roy studied Administration and Accounting at Laval University (Quebec City) and at Ecole des Hautes Etudes Commerciales (Montreal). Mr. Roy joined Bombardier Inc. in 1980 as Vice President of Finance and Administration in its Mass Transit Division. In 1987, he became Controller for Bombardier's Transportation Equipment Group and then became Controller for Bombardier Inc. In 1989, Mr. Roy joined Bombardier's Aerospace Group as Vice President of Finance where he was also responsible for Information Technologies and Sales Financing activities. In 1992, he was promoted to President and General Manager of the Aerospace Group's Amphibious Aircraft Division. In 1993, Mr. Roy assumed the role of President and COO for Bombardier Capital. From 1995 to 1996, he served in a dual role as President of Bombardier Capital and Treasurer of the holding corporation, Bombardier Inc. Mr. Roy relinquished his position as Treasurer in May 1996 to focus on developing Bombardier Capital business interests. He retired in February 2000.

        Mr. Guy Brunet became a Director in March 2000. Mr. Brunet has been an Investment Advisor for RBC Dominion Securities Wood Gundy and Richardson Greenshields, investment banking firms, for over twenty years.

        Mr. Gilles Marcotte became a Director in March 2000. He has a MSc. degree in Commerce at the University of Sherbrooke and is a Fellow Chartered Accountant. He was a partner at KPMG and its predecessor firms since 1979 and retired in 1998 at the age of 58. Prior to retirement, he was Partner-in-charge of KPMG's Quebec City office and has been on the Board of Directors of KPMG Canada. Mr. Marcotte sits on the Board of Directors of a number of companies and is President of the Quebec Symphony Orchestra and Caisse Populaire Desjardins of Charlesbourg. Mr. Marcotte also chairs Lumenon's Audit Committee.

        Dr. Moretti is the nominee of Molex which, under the Molex agreements, has the right to appoint one nominee to the board of directors. Mr. Beaudry is the nominee of Polyvalor and McGill University, which jointly have the right to appoint one nominee to the Board of Directors.


        Mr. Felice Philip Meffe joined us in May 2000 as Vice President of Business Development and Marketing. He has B.Com and MBA degrees from McGill University and 20years experience in international sales and marketing, strategic planning, business development, operation analysis, financial analysis and organization effectiveness. Mr. Meffe worked 18 years in Nortel Networks in different capacities where he was International Accounts Director from 1996 to 1999. In 1998, Mr. Meffe was awarded the President Award of Nortel Networks for Sales and Marketing. From 1999 to 2000, Mr. Meffe was Head of Strategic Planning and Business Development in Astec, a subsidiary of Emerson Electric Co.

        Commencing with the 1999 annual meeting of stockholders, directors were divided into three classes, with the initial term of office of:

        o      Class I to expire at the 2000 annual meeting of stockholders;
        o      Class II to expire at the 2001  annual  meeting of  stockholders;
               and
        o      Class III to expire at the 2002 annual meeting of stockholders.

        Commencing with the 2000 annual meeting of stockholders, directors will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. At the 1999 annual meeting of stockholders, Dr. Najafi and Mr. Allard were elected as Class I directors, Mr. Beaudry was elected as a Class II director and Dr. Andrews and Dr. Moretti were elected as Class III directors. Messrs. Roy, Brunet and Marcotte, each of whom was elected by the Board of Directors subsequent to the 1999 Annual Meeting of stockholders, were designated as a Class I director, a Class II director and a Class III director, respectively.



                           SUMMARY COMPENSATION TABLE

        The following table sets forth, for the periods indicated, all compensation awarded to, earned by or paid to our chief executive officer. None of the other executive officers received compensation in excess of US$100,000 in 2000.

                                                                                    Long-Term
                                            Annual Compensation                    Compensation
Name and Principal Position       Year(1)        Salary(2)         Bonus           # of Options
---------------------------       -------        ---------         -----           ------------

S. Iraj Najafi                      2000         US$121,736         --                 --
Chief Executive Officer and         1999(3)      US$36,798          --              200,000
President                           1998         US$31,311          --                 --

---------------------

(1)     We commenced operations in 1998.


(2) Our executive officers routinely receive other benefits, the amounts of which are customary in our industry. We have concluded, after reasonable inquiry, that the aggregate amounts of these benefits during each of the periods reflected in the table above did not exceed the lesser of US$50,000 or 10% of the compensation set forth above in respect of the period.


(3)     Represents solely the six-month period ended June 30, 1999.


COMPENSATION OF DIRECTORS

        No remuneration or directors fees were paid to our directors during the year ended June 30, 2000, with the exception of reimbursement of expenses. During the fiscal year ended June 30, 2000, non-employee directors were granted the following options to purchase common stock:

        Guy Brunet was granted an option to acquire 50,000 shares at a price of US$28.00 per share vesting over two years in equal tranches of 25,000, exercisable for a period of two years after their vesting dates of March 28, 2001 and March 28, 2002, respectively.

        Gilles Marcotte was granted an option to acquire 50,000 shares at a price of US$28.00 per share vesting over two years in equal tranches of 25,000, exercisable for a period of two years after their vesting dates of March 28, 2001 and March 28, 2002, respectively.

        The board of directors will determine the remuneration of the directors and officers during the current and subsequent fiscal years.

EMPLOYMENT AGREEMENTS


        Dr. Mark P. Andrews is employed by us as Vice President and Chief Technical Officer pursuant to an employment agreement entered into July 7, 2000 and effective January 1, 1999 for a term of three years. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. On July 21, 2000, Dr. Andrews' base annual salary was increased to CDN$300,000 (US$202,893). We also granted Dr. Andrews an option to acquire up to 200,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Dr. Andrews ' ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Dr. Andrews has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if he commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Dr. Andrews may terminate the employment agreement upon three months' prior written notice to us.

        Dr. Chia-Yen Li is employed by us as Chief Operating Officer pursuant to an employment agreement effective August 1, 1999 for a term of five years. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. We also granted Dr. Li an option to acquire up to 250,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Dr. Li's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Dr. Li has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon,
(ii) if Dr. Li commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Dr. Li may terminate the employment agreement upon three months' prior written notice to us.

        Vincent Belanger, CA is employed by us as Vice-President Finance, Chief Financial Officer and Treasurer pursuant to an employment agreement effective June 14, 1999 for a term of five years. The agreement provides for a base salary of CDN$150,000 (US$101,447) annually. We also granted Mr. Belanger an option to acquire up to 300,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Mr. Belanger's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Mr. Belanger has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if Mr. Belanger commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Mr. Belanger may terminate the employment agreement upon one month's prior written notice to us.



        Reginald J.N. Ross is employed by us as the Vice President of Corporate Development and Chief of Strategic Operations pursuant to an employment agreement effective December 1, 1999 for a term of five years. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. We also granted Mr. Ross an option to acquire up to 300,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Mr. Ross' ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Mr. Ross has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if he commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Mr. Ross may terminate the employment agreement upon one month's prior written notice to us.

        Felice Philip Meffe is employed by us as Vice President Marketing and Business Development pursuant to an employment agreement effective June 9, 2000 for an indeterminate term. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. We also granted Mr. Meffe an option to acquire up to 250,000 shares of common stock. Throughout the employment period and for a period of one year thereafter, the agreement restricts Mr. Meffe's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of one year thereafter, Mr. Meffe has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if Mr. Meffe commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Mr. Meffe may terminate the employment agreement upon one month prior written notice to us.


STOCK OPTIONS


        We have created a stock option plan for our key employees, directors , officers and consultants. The plan is administered by our board of directors. The board may from time to time designate individuals to whom options may be granted and the number of shares optioned to each. The number of shares optioned to any one individual may not exceed 5% of the total of our outstanding shares. The option price is fixed by the board when the option is granted and cannot involve a discount to the market price at the time the option is granted. The period during which an option is exercisable may not exceed 10 years from the date the option is granted. Options may not be transferred and expire within a fixed period from the termination of employment or death of the beneficiary. In the event of basic changes in Lumenon, including a reorganization, merger tender offer , in the discretion of the board, each option may become fully and immediately exercisable. Options enabling their beneficiaries to acquire a total of 3,590,150 shares of common stock, at a weighted average exercise price of US$15.20 per share, were outstanding under the plan as of October 31, 2001. The number of shares of common stock as to which options may be granted under the plan has been increased from 2,500,000 to 6,000,000, subject to approval by stockholders at the 2000 annual meeting of stockholders.


        We have never granted any stock appreciation rights. No stock options were granted to our chief executive officer during the fiscal year ended June 30, 2000.



OPTION EXERCISED AND OPTION VALUES

        The following table provides information related to options exercised by our chief executive officer and the number of and value of options held by him on June 30, 2000.


                Securities      Aggregate                                    Value of Unexercised in the
                 Acquired     Value Realized    Unexercised Options as at        money options as at
     Name       On Exercise       ($)              June 30, 2000 (#)             June 30, 2000 ($)
     ----       -----------  ---------------        -----------------             ----------------
                                               Exercisable   Unexercisable   Exercisable  Unexercisable
                                               -----------   -------------   -----------  -------------
S. Iraj Najafi   200,000      US$5,100,000           _             _               _            _


OTHER COMPENSATION PLANS

        We have no pension plan or other compensation plans for our executive officers or directors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        Our voting securities outstanding as of November 8, 2000 consisted of 36,069,153 shares of common stock. The following table sets forth information concerning ownership of common stock as of November 8, 2000 by

        o      each director;
        o      each executive officer;
        o      all directors and executive officers as a group; and
        o each person who, to our the knowledge, owned beneficially more than 5% of the common stock.

        Unless otherwise indicated, the address of each holder is in care of Lumenon, 8851 Transcanada Highway, Ville Saint-Laurent, Quebec, Canada H4S 1Z6. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective holders and contained in our records.


                                                          Number of Shares
                                                          of  Common Stock
              Directors,  Executive                        Beneficially
           Officers and 5% Stockholders                      Owned (1)             Percentage
          ------------------------------            --------------------------     ----------
Dr. S. Iraj Najafi.................................        5,037,500(2)                14.1%

Najafi Holding  Inc...............................         5,037,500(2)                14.1%


Dr. Mark P. Andrews................................         4,735,100(3)               13.2%

Andrewma Holding Inc...............................         4,687,500(3)               13.1%

Anthony L. Moretti(4)..............................            25,000(5)                 (6)

Molex Incorporated(4)..............................        10,466,667                  29.3%

Denis N.  Beaudry(7)..............................             50,000(7)                 (6)

Dr. Chia-Yen Li....................................            50,000(8)                 (6)

Vincent Belanger...................................            23,650(9)                 (6)

Reginald J.N. Ross.................................          100,000(10)                 (6)

Guy Brunet.........................................               --(11)                 --

Gilles Marcotte....................................            5,000(11)(12)             (6)

Pierre-Paul Allard.................................           25,000(13)                 (6)

Pierre-Andre Roy...................................                -(11)                 --

Felice Philip Meffe................................                -(14)                 --

All directors and executive officers as a group....       10,051,250(15)               27.9%


------------------------------------


(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after November 8, 2000 upon the exercise or conversion of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days after November 8, 2000 have been exercised or converted.
(2) Represents 5,037,500 shares owned by Najafi Holding Inc., of which Dr. Najafi is the sole stockholder.
(3) Includes 4,687,500 shares owned by Andrewma Holdings Inc., of which Dr. Andrews is the sole stockholder.
(4) The address of Molex and Dr. Moretti is 2222 Wellington Court, Lisle, Illinois 60532.
(5) Dr. Moretti is the representative of Molex Incorporated on our Board of Directors. The shares reflected in the table above do not include the shares beneficially owned by Molex, as to which Dr. Moretti disclaims beneficial ownership. The shares reflected in such table represent 25,000 shares of common stock issuable upon exercise of an option held by Dr. Moretti. Please see "Certain Relationships and Related Transactions" for a description of the agreements under which Molex is entitled to designate a member of our board of directors.
(6)     Less than 1%.
(7) Mr. Beaudry is the representative of Polyvalor and McGill University on our board of directors. The shares reflected in the table above do not include the shares beneficially owned by Polyvalor and McGill, as to which Mr. Beaudry disclaims beneficial ownership. The shares reflected in such table represent 50,000 shares of common stock issuable upon exercise of options held by Mr. Beaudry. The address of Mr. Beaudry is Polyvalor Inc., 3744 Jean-Brillant Street, Suite 6332, Montreal, Quebec, H3T 1P1. Please see "Certain Relationships and Related Transactions" for a description of the agreements under which Polyvalor is entitled to designate a member of our board of directors.
(8) Includes 25,000 shares of common stock issuable upon exercise of options held by Dr. Li. Does not include 200,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.
(9) Represents 23,650 shares of common stock issuable upon exercise of options held by Mr. Belanger. Does not include 240,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.

(10) Includes 50,000 shares of common stock issuable upon exercise of options held by Mr. Ross. Does not include 200,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.
(11) Does not include 50,000 shares of common stock issuable upon exercise of options held by each of Messrs. Brunet, Marcotte and Roy that are not currently exercisable or exercisable within 60 days after November 8, 2000. The address of Mr. Brunet is Canaccord Capital Corp., 1010
        Sherbrooke Street West, 10th Floor, Montreal, Quebec, H3A 2R7. The address of Mr. Marcotte is 500 de Chantelle Street, Charlesbourg, Quebec, G1G 2Z2.
(12) Includes 2,000 shares of common stock owned by Mr. Marcotte's wife and 2,000 shares of common stock owned by Gem Len Inc., a company which Mr. Marcotte controls.
(13) Does not include 25,000 shares of common stock issuable upon exercise of options held by Mr. Allard that are not currently exercisable or exercisable within 60 days after November 8, 2000. The address of Mr. Allard is Cisco Systems Canada Co., Bay Wellington Tower, BCE Place, 181 Baystreet, Suite 3440, Toronto, Ontario M5J 2T3.
(14) Does not include 200,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.
(15) Includes an aggregate of 173,650 shares of Common Stock issuable upon exercise of options.


                        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



        On May 19 and June 21, 1999, we entered into several agreements with Molex. The Molex agreements include a teaming agreement, a stock purchase agreement, a stock restriction agreement and a registration rights agreement. The teaming agreement was amended in March 2000. Under the teaming agreement, as amended, we agreed with Molex to jointly develop DWDM products related to the DWDM market and other photonics markets. Under the stock purchase agreement, Molex purchased 3,000,000 shares of common stock at a price of US$0.50 per share in two stages. We also issued to Molex a warrant to purchase 1,666,667 additional shares of common stock at a price of US$0.90 per share, which was exercised in November 1999. In addition, we issued the services warrant, which was exercised in full during the past fiscal year . Under the stock restriction agreement, (a) the consent of Molex is required for extraordinary actions relating to our governance and our operations and (b) Najafi Holdings Inc. and Andrewma Holdings Inc. have agreed not to sell their respective shares of common stock to a competitor of Molex without Molex's prior consent. Dr. Moretti, an officer of Molex Fiber Optics Inc., is a director of Lumenon. We had no affiliation with Molex before the Molex agreements.

        We have has entered into a license agreement with Polyvalor, a limited partnership, Polyvalor Inc. and McGill University (together, Polyvalor and McGill University are referred to as the licensor) pursuant to which we acquired the right through October 2017 to produce, sell, distribute and promote products derived from using patents and know-how of the licensor. Using a licensed sol-gel process of the licensor, we are designing developing integrated optical devices for DWDM and plastic optical fiber devices for the telecommunications and data communications markets. We will pay a royalty of 5% on our gross sales, up to a maximum of CDN$3,500,000 (US$2,367,104) over the term of the license agreement. Additionally, we issued 750,000 shares of common stock to each of Polyvalor and McGill University. Mr. Beaudry, an officer of Polyvalor, is a director of Lumenon. We had no affiliation with the licensor prior to the license agreement.



                              SELLING STOCKHOLDERS


        The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus, the number of shares of common stock to be sold by each of them pursuant to this prospectus and the percentage of the outstanding common stock to be held by each of them after this offering. Pursuant to a registration rights agreement between us and Capital Ventures International ("CVI") and Castle Creek Technology Partners LLC ("Castle Creek"), we have agreed initially to register 8,800,000 shares of common stock issuable upon conversion of the outstanding notes and exercise of the outstanding warrants we issued to them in July 2000. Accordingly, the 8,800,000 number reflects the aggregate number of shares being offered by CVI and Castle Creek pursuant to this prospectus. Because the number of shares issuable upon conversion of the notes will depend upon the price of the common stock in the future, the actual number of shares issued may be more or less than 8,800,000. In addition, the number of shares owned by CVI and Castle Creek is based upon a determination of beneficial ownership under Section 13(d) of the Securities Exchange Act, which results in a number of shares lower than the total number we have agreed to register. Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The percentage of common stock outstanding after this offering is based on 36,069,153 shares of common stock issued and outstanding as of November 8, 2000. None of the selling stockholders is obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because the selling stockholders may sell all or part of their shares, no estimate can be given as to the number of shares that will be held by any selling stockholder upon termination of this offering.



                                          Prior to Offering                     After Offering
                                   ---------------------------           -------------------------
                                                                           Number of
                                    Number of Shares                        Shares
                                      Beneficially     Number of Shares  Beneficially   Percentage
Name of Selling Stockholder               Owned              Offered       Owned(1)       of Class
---------------------------               -----              -------       --------       --------

Molex Incorporated(2)                  10,314,667          2,000,000      8,314,667        23.05%

Capital Ventures International(3)       1,188,119(4)       5,858,286(5)           0          *

Castle Creek Technology Partners          596,609(4)       2,941,714(5)           0          *
LLC(3)

-----------
* Less than 1%.

(1) Assumes the sale of all shares owned by the selling stockholders covered by this prospectus. Based upon the current market price of the common stock and the number of shares that CVI and Castle Creek beneficially own, Castle Creek and CVI would not own any shares after completion of this offering. However, the actual number of shares issuable upon conversion of their notes will increase if the price of the common stock declines and therefore the actual number cannot be determined at this time. Consequently, it is possible that CVI and Castle Creek could beneficially own additional shares after this offering.

(2) Under the Molex agreements, Molex has the right to designate one member to our board of directors.


        Heights Capital Management, Inc., as CVI's authorized agent, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of those shares. Castle Creek Partners, L.L.C., an Illinois limited liability company, as Castle Creek's authorized agent, has discretionary authority to vote and dispose of the shares held by Castle Creek and may be deemed to be the beneficial owner of those shares.

(3) Neither CVI nor Castle Creek has, or within the past three years has had, any position, office or other material relationship with Lumenon.

(4)     Consists  of  shares  of  common  stock  issuable  upon   conversion  of
        outstanding convertible notes. The actual number of shares of common stock issuable upon conversion of the notes will equal the aggregate principal amount of the notes being converted, plus accrued interest, divided by the lower of US$25.00 (subject to adjustment ) and the average closing bid prices of the common stock for the five consecutive trading days preceding conversion, but not less than US$7.00 except in limited circumstances. The amounts listed in the table assume a conversion price of US$19.762 for purposes of beneficial ownership, which is the average of the closing bid prices of the common stock for the five consecutive trading days preceding August 31, 2000. On October 16, 2000, notes for an aggregate principal amount of CDN$10,549,000 (US$7,000,000) were converted into 616,414 shares of common stock. Does not include shares issuable upon exercise of outstanding warrants. Because the warrants will not become exercisable until January 2002, the shares issuable upon their exercise are not beneficially owned by the selling stockholders as of the date of this prospectus. For a complete description of terms of the notes and the warrants, see the form of note and the form of warrant included as Exhibits 4.4 and 4.5, respectively, to this registration statement.

        Except under limited circumstances, no holder of the notes or the warrants is entitled to convert any portion of the notes into, or exercise any portion of the warrants for, shares of common stock or to dispose of any portion of the notes or warrants to the extent that the right to effect the conversion, exercise or disposition would result in the holder or any or its affiliates beneficially owning more than 4.99% of the outstanding shares of common stock. Therefore, the number of shares that CVI or Castle Creek may sell pursuant to this prospectus may exceed the number of shares of common stock either of them would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act.

(5) Represents the pro rata allocation between CVI and Castle Creek of 8,800,000 shares of common stock, which we are registering pursuant to the registration rights agreement included as Exhibit 10.7 to the registration statement of which this prospectus forms a part. Because the shares offered by this prospectus include the shares issuable upon exercise of the warrants (which are not exercisable until January 2002 or earlier upon an event of default under the notes or other of our obligations to the purchasers), as well as additional shares that may be issued upon conversion of the notes, the number of offered shares exceeds the number of shares beneficially owned, which, as noted above, consists of outstanding shares and shares that may be acquired within 60 days.

        Pursuant to Rule 416 of the Securities Act, the registration statement is also deemed to cover common stock issued with respect to the notes and warrants as a result of stock splits, stock dividends and anti-dilution provisions.



                          DESCRIPTION OF CAPITAL STOCK


        The following is a summary of the material provisions of our capital stock and the relevant provisions of our certificate of incorporation and the bylaws that are referenced as exhibits to this registration statement. This summary is subject to the provisions of applicable law.


AUTHORIZED AND OUTSTANDING CAPITAL STOCK


        We have authorized capital stock consisting of 100,000,000 shares of common stock, US$.001 par value, of which 36,069,153 shares were issued and outstanding as of November 8, 2000, and 5,000,000 shares of preferred stock, US$.001 par value, of which no shares have been issued.


COMMON STOCK

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. The shares of common stock have no preemptive or conversion rights, no redemption or sinking fund provisions and are not liable for further call or assessment. The outstanding shares of common stock are fully paid and non-assessable. Subject to the rights of the holders of preferred stock from time to time outstanding, the holders of common stock are entitled to receive ratably the dividends, if any, declared from time to time by our board of directors . Dividends may be paid in cash, property, or shares of common stock. We have never declared or paid any dividends on our common stock and presently anticipate that all future earnings, if any, will be retained for the development of our business. The payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, capital requirements, the financial condition, and general business conditions.


PREFERRED STOCK


        Our board of directors is expressly authorized to provide for the issuance of shares of our preferred stock, in one or more series, and to fix for each series , voting powers, designations, preferences , special rights and qualifications, limitations or restrictions permitted by Law . Except as provided in the Molex agreements, no vote of the shareholders will be required in connection with the designation or the issuance of preferred stock. No shares of preferred stock are currently outstanding. However, any future issuance of preferred stock could adversely affect the rights of the holders of common stock, and therefore reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third-party, thereby preserving control of Lumenon by its present owners.



WARRANTS AND OPTIONS


        As of November 8, 2000, there were warrants outstanding to purchase 5,757,811 shares of our common stock. Of these warrants, 700,000 can be exercised at a price of US$1.50, 43,011 can be exercised at a price of US$30.00, 14,000 can be exercised at a price of US$25.00 and 5,000,800 will become exercisable in January 2002 at a price to be determined at that time. The weighted average exercise price of the warrants to purchase 757,011 shares is US$3.55 per share.

        A total of 5,112,650 shares of common stock are currently authorized for grant under our stock option plan. As of November 8, 2000, there were options outstanding pursuant to the stock option plan to purchase an aggregate of 3,590,150 shares of common stock at exercise prices ranging from US$1.00 to US$
28.00 per share or a weighted average exercise price of US$15.20 per share. A total of 1,433,000 shares of common stock remained available for future grant.


CONTRACTUAL RIGHTS


        We have entered into the Molex agreements pursuant to which Molex has preemptive rights with respect to any sale of additional shares of our capital stock which could prevent a third party from effecting a change in control. We may, however, issue up to 6,000,000 units (comprising one share of common stock and a warrant) at a price not less than $0.50 per unit to raise capital within a period ending June 2001 without Molex's consent. We have also entered into agreements with purchasers of the July 2000 notes and warrants pursuant to which we agreed that we would not, without their prior consent, obtain additional equity or equity-linked financing prior to January 25, 2001and that for a further period of 180 days, should we propose to engage in any equity or equity-linked financing, we would offer them the opportunity to provide this financing upon the terms and conditions proposed. This agreement is not applicable to business combinations or firm commitment public offerings.


TRANSFER AGENT AND REGISTRAR


        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, N.Y. 10005.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


        As permitted by law, our certificate of incorporation limits the personal liability of a director for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for:

        o any breach of the director's duty of loyalty to us or our stockholders;
        o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
        o      unlawful  payment of dividends or stock purchases or redemptions;
               or
        o any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation and by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Lumenon or is or was serving at our request as a director, officer, employee or agent of another entity, against all outlays incurred by him in connection with these proceedings.

        We propose to enter into indemnity agreements with our directors and executive officers. The indemnity agreements will provide that we shall indemnify them from and against liabilities and outlays in connection with any threatened, pending or completed proceeding in which they are a party (other than a proceeding by or in the right of Lumenon to procure a judgment in its favor), unless it is determined that they did not act in good faith and for a purpose which they reasonably believed to be in the best interests of Lumenon and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that we shall indemnify them if they are a party to or threatened to be made a party to any proceeding by or in the right of Lumenon to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to Lumenon, not opposed to, the best interests of Lumenon, except that no indemnification for losses shall be made in respect of (a) any claim, issue or matter as to which they shall have been adjudged to be liable to us or (b) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which this action or proceeding was brought determines upon application that they are fairly and reasonably entitled to indemnity for these expenses.

This indemnification will be in addition to any other rights to which these officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.


        We maintain a $5,000,000 directors and officers liability insurance policy.


        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.



                       WHERE YOU CAN FIND MORE INFORMATION


        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at the following location:

                       Main Public Reference Room
                       450 Fifth Street, N.W.
                       Washington, D.C.  20549




        You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

        We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov.

        We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


        We are exposed to immaterial levels of market risks with respect to changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, like foreign currency exchange and interest rates. To the extent that we consummate financings outside of Canada, we receive proceed in currency other than the Canadian dollar. Most of our operating expenses are incurred in Canadian dollars. Thus, our results of operations will tend to be adversely affected if there is a strong Canadian dollar. We do not enter into derivatives or other financial instruments for trading or speculative purposes, nor do we enter into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates.


                              PLAN OF DISTRIBUTION


        This prospectus covers 10,800,000 shares of our common stock. All of the shares offered are being sold by the selling stockholders. We will not realize any proceeds from the sale of the shares by the selling stockholders. Each of CVI and Castle Creek purchased its shares in the ordinary course of business. Molex makes equity investments, from time to time, in its suppliers, including Lumenon, as part of its strategic plans.

        The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares may be sold in one or more of the following methods:

        o ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part;
        o transactions involving cross or block trades or otherwise on The Nasdaq National Market;
        o purchases by brokers, dealers or underwriters as principal and resale by the purchasers for their own accounts pursuant to this prospectus;
        o "at the market" to or through market makers or into an existing market for the shares;
        o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
        o through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or
        o any combination of the foregoing, or by any other legally available means.

        The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by these broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, a selling stockholder may pledge its shares to broker-dealers or other financial institutions. Upon a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.



        Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from the selling stockholders and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling stockholders and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of this compensation. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, a selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

        Furthermore, in the event of a "distribution" of shares by a selling stockholder, the selling stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

        We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public other than the commissions or discounts of brokers, dealers, underwriters or agents. We have also agreed to indemnify the selling stockholders and related persons against liabilities under the Securities Act.

        In order to comply with the securities laws of certain states, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification
requirement   is  available   and  is  complied  with  by  us  and  the  selling
stockholders.

        The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of these shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of the common stock.

                                  LEGAL MATTERS


        The validity of the issuance of the shares of common stock offered by this prospectus is being passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.



                                     EXPERTS



        Our consolidated financial statements as of June 30, 2000 and June 30, 1999, and for the year ended December 31, 1998, appearing in this prospectus have been audited by KPMG LLP, independent auditors, as set forth in their reports appearing elsewhere in this prospectus, and are included in reliance upon the reports given on this authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS


kpmg




LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Financial Statements

Year ended June 30, 2000, six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000



Financial Statements

      Independent Accountant's Report.....................................  F-2

      Consolidated Balance Sheets.........................................  F-3

      Consolidated Statements of Operations...............................  F-4

      Consolidated Statements of Cash Flows...............................  F-5

      Consolidated Statements of Stockholders' Equity.....................  F-6

      Notes to Consolidated Financial Statements..........................  F-7

AUDITORS' REPORT TO THE SHAREHOLDERS



We have audited the consolidated balance sheets of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") as at June 30, 2000 and June 30, 1999 and the consolidated statements of operations, cash flows and stockholders' equity for the year ended June 30, 2000, the six-month period ended June 30, 1999 and for the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Corporation as at June 30, 2000 and June 30, 1999 and the consolidated results of its operations and cash flows for the year ended June 30, 2000 and for the six-month period ended June 30, 1999 and for the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000, in accordance with accounting principles generally accepted in the United States of America.



/S/ KPMG LLP


Chartered Accountants



Montreal, Canada

July 21, 2000, except as to note 11 (b)
   which is as of July 25, 2000

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Balance Sheets

==========================================================================================================================
                                                                 June 30,             June 30,              June 30,
                                                                     2000                 2000                  1999
--------------------------------------------------------------------------------------------------------------------------
                                                                    (US$)               (CAN$)                (CAN$)
                                                             (note 2 (a))
Assets

Current assets:
      Cash                                                 $     761,113          $   1,125,382          $ 1,722,871
      Term deposits                                            2,907,891              4,299,608                 --
      Interest and sales tax receivable                          247,487                365,934              237,539
      Research tax credits receivable                            128,990                190,724               34,218
      Prepaid expenses                                            52,264                 77,281               49,956
      --------------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------------
                                                               4,097,745              6,058,929            2,044,584

Deposits (note 7)                                              1,031,495              1,525,168                 --
Property and equipment (note 4)                                3,112,865              4,602,682            1,492,495
Other assets                                                       8,873                 13,119               10,001

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                           $   8,250,978          $  12,199,898          $ 3,547,080
==========================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                     $     708,157          $   1,047,082          $   523,550
      Accrued liabilities                                        150,615                222,700              172,812
      Accrued vacation                                            68,918                101,902                7,500
      Obligations under capital leases (note 5)                  158,955                235,031                 --
      Convertible promissory notes                                  --                     --                298,720
      --------------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------------
                                                               1,086,645              1,606,715            1,002,582

Obligations under capital leases (note 5)                        188,480                278,686                 --

Stockholders' equity:
      Share capital (note 6)                                      33,239                 49,147               30,330
      Additional paid-in capital (notes 3 and 6 (a))         158,842,502            234,864,524            3,404,408
      Deposit on subscription of shares                             --                     --                146,820
      Accumulated deficit during the development
         stage                                              (151,899,888)          (224,599,174)          (1,037,060)
      --------------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------------
                                                               6,975,853             10,314,497            2,544,498

Commitments (note 7)
Subsequent events (note 11)

--------------------------------------------------------------------------------------------------------------------------
                                                           $   8,250,978          $  12,199,898          $ 3,547,080
==========================================================================================================================

See accompanying notes to consolidated financial statements.

On behalf of the Board:

______________________ Director

______________________ Director

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Statements of Operations

====================================================================================================================================
                                                       Year              Year        Six-month              From              From
                                                      ended             ended     period ended      inception to      inception to
                                                    June 30,          June 30,         June 30,      December 31,          June 30,
                                                       2000              2000             1999              1998              2000
------------------------------------------------------------------------------------------------------------------------------------
                                                      (US$)            (CAN$)           (CAN$)            (CAN$)            (CAN$)
                                               (note 2 (a))

Expenses:
      Research and development:
            External research
               (note 3)                        $ 147,019,020     $ 217,382,323     $     25,000     $        --       $ 217,407,323
            Internal research                      1,270,292         1,878,253          169,439            14,440         2,062,132
            Tax credits and grants                  (197,631)         (292,218)         (32,069)           (2,149)         (326,436)
      -----------------------------------------------------------------------------------------------------------------------------
                                                 148,091,681       218,968,358          162,370            12,291       219,143,019

      General and administrative                   2,718,761         4,019,959          569,507           290,435         4,879,901
      Depreciation                                   604,369           893,620             --                --             893,620
      -----------------------------------------------------------------------------------------------------------------------------
                                                   3,323,130         4,913,579          569,507           290,435         5,773,521

Other income (expenses):
      Interest, net                                  160,257           236,956            1,172             7,869           245,997
      Gain (loss) on foreign exchange                 56,044            82,867          (18,846)            7,348            71,369
      -----------------------------------------------------------------------------------------------------------------------------
                                                     216,301           319,823          (17,674)           15,217           317,366

------------------------------------------------------------------------------------------------------------------------------------
Net loss                                       $ 151,198,510     $ 223,562,114     $    749,551     $     287,509     $ 224,599,174
====================================================================================================================================

Net loss per share:
   Basic and diluted                           $        5.95     $        8.80     $       0.04     $        0.02
====================================================================================================================================

Weighted average number
   of shares outstanding                          25,415,601        25,415,601       17,480,967        14,972,188
====================================================================================================================================


See accompanying notes to consolidated financial statements.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Statements of Cash Flows

===================================================================================================================================
                                                           Year            Year       Six-month              From             From
                                                          ended           ended    period ended      inception to     inception to
                                                       June 30,        June 30,        June 30,      December 31,          June 30,
                                                           2000            2000            1999              1998             2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                          (US$)          (CAN$)          (CAN$)            (CAN$)            (CAN$)
                                                   (note 2 (a))

Cash flows from:

Operations:
      Net loss                                     $(151,198,510)  $(223,562,114)  $  (749,551)    $   (287,509)    $(224,599,174)
      Adjustment for item not
         involving cash:
            Compensation cost
               (note 6 (b) (ii))                          34,709          51,321       241,058             --             292,379
            Common shares issued
               for services (note 3)                 147,003,070     217,358,739          --               --         217,358,739
            Depreciation                                 604,369         893,620          --               --             893,620
      Change in operating assets and liabilities:
            Interest and sales tax
               receivable                                (86,836)       (128,395)     (216,446)         (21,093)         (365,934)
            Research tax credits
               receivable                               (105,847)       (156,506)      (32,069)          (2,149)         (190,724)
            Prepaid expenses                             (18,480)        (27,325)      (49,956)            --             (77,281)
            Accounts payable and
               accrued liabilities (note 9)              126,104         186,456       584,513          119,349           890,318
      ---------------------------------------------------------------------------------------------------------------------------
                                                      (3,641,421)     (5,384,204)     (222,451)        (191,402)       (5,798,057)
Financing:
      Proceeds from issuance of
         common shares                                 9,695,938      14,336,414     2,764,297              372        17,101,083
      Cash from the acquisition of a
         subsidiary                                         --              --            --            814,322           814,322
      Share issue expenses                              (482,268)       (713,081)     (291,932)         (93,379)       (1,098,392)
      Principal repayments of capital
         lease obligations                               (60,736)        (89,805)         --               --             (89,805)
      Deposit on subscription of shares                     --              --         146,820             --             146,820
      Proceeds from issuance of
         convertible promissory notes                       --              --         298,720             --             298,720
      ---------------------------------------------------------------------------------------------------------------------------
                                                       9,152,934      13,533,528     2,917,905          721,315        17,172,748
Investments:
      Additions to property
         and equipment (note 9)                       (1,974,110)     (2,918,919)   (1,492,495)            --          (4,411,414)
      Additions to other assets                           (2,109)         (3,118)       (9,758)            (243)          (13,119)
      Deposits                                        (1,031,495)     (1,525,168)         --               --          (1,525,168)
      Purchase of term deposits                      (13,399,870)    (19,813,048)         --               --         (19,813,048)
      Disposal of term deposits                       10,491,980      15,513,440          --               --          15,513,440
      ---------------------------------------------------------------------------------------------------------------------------
                                                      (5,915,604)     (8,746,813)   (1,502,253)            (243)      (10,249,309)

---------------------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash                             (404,091)       (597,489)    1,193,201          529,670         1,125,382

Cash, beginning of period                              1,165,204       1,722,871       529,670             --                --

---------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                $     761,113   $   1,125,382   $ 1,722,871     $    529,670     $   1,125,382
=================================================================================================================================

See accompanying notes to consolidated financial statements.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Statements of Stockholders' Equity

Periods from inception (March 2, 1998) to June 30, 2000
(in Canadian dollars)

====================================================================================================================================
                                                                   Additional                    Deposit on
                                                                     paid-in    Accumulated     subscription
                                        Shares      Par value        capital      deficit         of shares             Total
------------------------------------------------------------------------------------------------------------------------------------

Issue of common shares
   at inception                          255,000    $   372    $        --       $        --       $    --       $         372

Issue of common shares                16,200,000     24,430          789,892              --            --             814,322

Share issue expenses                        --         --            (93,379)             --            --             (93,379)

Net loss for the period                     --         --               --            (287,509)         --            (287,509)

------------------------------------------------------------------------------------------------------------------------------------
Balance as at December 31,
 1998                                 16,455,000     24,802          696,513          (287,509)         --             433,806

Issue of common shares                 3,760,000      5,528        2,758,769              --            --           2,764,297

Share issue expenses                        --         --           (291,932)             --            --            (291,932)

Compensation cost related to
   stock options granted                    --         --            241,058              --            --             241,058

Net loss for the period                     --         --               --            (749,551)         --            (749,551)

Deposit on subscription
   of shares                                --         --               --                --         146,820           146,820

------------------------------------------------------------------------------------------------------------------------------------
Balance as at June 30, 1999           20,215,000     30,330        3,404,408        (1,037,060)      146,820         2,544,498

Issue of common shares                12,755,039     18,817      232,121,876              --        (146,820)      231,993,873

Share issue expenses                        --         --           (713,081)             --            --            (713,081)

Compensation cost related
   to stock options granted                 --         --             51,321              --            --              51,321

Net loss for the period                     --         --               --        (223,562,114)         --        (223,562,114)

------------------------------------------------------------------------------------------------------------------------------------
Balance as at June 30, 2000           32,970,039    $49,147    $ 234,864,524     $(224,599,174)    $    --       $  10,314,497
====================================================================================================================================

Balance as at June 30, 2000
   in US dollars (note 2 (a))         32,970,039    $33,239    $ 158,842,502     $(151,899,888)    $    --       $   6,975,853
====================================================================================================================================


See accompanying notes to consolidated financial statements.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


1.    Organization and business activities:

      Lumenon Innovative Lightwave Technology, Inc. ("Lumenon") was incorporated in the State of Delaware in February 1996 under the name of WWV Development Inc. as a shell company.

      In July 1998, under an acquisition plan, Lumenon acquired LILT Canada Inc. ("LILT"), a Canadian corporation, by issuing 12,200,000 common shares to the shareholders of LILT which resulted in the change in control of Lumenon. Accordingly, LILT has been determined the acquiring corporation and these consolidated financial statements present the results of operations and cash flows of LILT since its inception, March 2, 1998.

      Under the plan mentioned above, Lumenon issued 4,000,000 common shares to acquire Dequet Capital, Inc., a Nevada corporation. Dequet Capital, Inc.'s only asset was cash in the amount of $814,322 (US$540,000). This company was subsequently dissolved.

      The Corporation's principal business activity is to design, develop and build integrated optic devices in the form of compact hybrid glass circuits on silicon chips. Lumenon activities are performed through LILT, in Canada. In 1999, its year-end has been changed from December 31, to June 30.

      The Corporation is subject to a number of risks, including successful development and marketing of its technology and attracting and retaining key personnel. In order to achieve its business plan, the Corporation anticipates the need to raise additional capital (see notes 3 and 11).


2.    Significant accounting policies:

      These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The significant accounting principles are as follows:

      (a)   Consolidated financial statements and basis of presentation:

            The consolidated financial statements include the accounts of Lumenon and the accounts of LILT. All intercompany transactions and balances have been eliminated.

            US dollar amounts presented on the consolidated balance sheets, consolidated statements of operations and cash flows are provided for convenience of reference only and are based on the closing exchange rate at June 30, 2000, which was $1.4786 Canadian dollar per US dollar.

            The functional currency of the Corporation is the Canadian dollar.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


2.    Significant accounting policies (continued):

      (b)   Cash and cash equivalents:

            The Corporation considers all investments that are highly liquid with an original maturity of three months or less and readily convertible into cash to be cash equivalents. As at June 30, 2000 and 1999, there were no cash equivalents.

      (c)   Property and equipment:

            Equipment   and  leasehold   improvements   are  recorded  at  cost.
            Depreciation and amortization are provided using the straight-line method and the following periods:

            ====================================================================
            Asset                                                        Period
            --------------------------------------------------------------------

            Computer equipment and software                             3 years
            Office equipment and fixtures                               5 years
            Leasehold improvements                                Term of lease
            Laboratory and pilot plant equipment                        3 years

            ====================================================================


      (d)   Other assets:

            Other assets, consisting of license and patent costs, are recorded at cost when acquired and are being amortized on a straight-line basis over their economic useful lives or their legal terms of existence, ranging between 10 and 20 years. The capitalized amount with respect to those assets does not necessarily reflect their present or future value and the amount ultimately recoverable is dependent upon the successful commercialization of the related products.

      (e)   Research and development costs:

            Research and development costs and the cost of intangibles, that are purchased from others for use in research and development activities and that have no alternative future uses, are expensed as incurred. Research tax credits on eligible research expenses incurred in Canada are accounted for as a reduction of research and development expenses.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)


================================================================================

2.    Significant accounting policies (continued):

      (f)   Foreign exchange:

            The Canadian dollar is the functional currency of the Corporation. Foreign denominated monetary assets and liabilities are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at the rate of exchange prevailing at the date of the transaction. Revenues and expenses are translated at the monthly average exchange rate prevailing during the period. Foreign exchange gains and losses are included in the determination of net earnings.

      (g)   Income taxes:

            The Corporation uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

      (h)   Comprehensive income:

            Since its inception on March 2, 1998, the Corporation adopted Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME, which establishes new rules for the reporting and display of comprehensive income and its components. The adoption of this statement had no impact on the Corporation's net income or stockholders' equity.

      (i)   Stock option plan:

            The Corporation applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion no. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations for stock options granted to employees. As such, compensation expense would be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


2.    Significant accounting policies (continued):

      (i)   Stock option plan (continued):

            The Corporation applies FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") for stock options granted to non-employees. As such, compensation expense is recorded at the date of grant, based on the fair value as at that date using the Black-Scholes option - pricing model.

      (j) Impairment of long-lived assets and long-lived assets to be disposed of:

            The Corporation accounts for long-lived assets in accordance with the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      (k)   Net loss per share:

            Net loss per share is computed using the weighted average number of shares outstanding during the period. Under the accounting for the LILT transaction described in note 1, the 12,200,000 shares have been considered to be outstanding on a retroactive basis for all periods presented.

      (l)   Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

3.    The Molex agreement:

      Under the terms of a Teaming Agreement, Lumenon and Molex Incorporated ("Molex") agreed to jointly develop certain products related to the Dense Wavelength Division Multiplexing market and other photonic devices. Under the terms of the agreement, Molex is committed to provide services towards the development of the products. In connection therewith, Lumenon granted to Molex a warrant to receive 5,800,000 common shares issuable as Molex fulfills its obligations pursuant to the Teaming Agreement. For the year ended June 30, 2000, an amount of $217,358,739 (US$147,003,070) was recorded under research and development expenses and shares pursuant to the warrant were issued (see note 6 (a) (vi)). Under the terms of this agreement amended during 2000, Molex is committed to purchase a certain number of photonic devices of Lumenon for the first twelve months. After the twelve-month period, Molex will have the option to purchase up to 50% of the excess capacity of Lumenon and both Lumenon and Molex will share Molex's profit upon resale of those devices. Under certain circumstances, Molex may have the right to manufacture all components of the devices in return of a royalty as defined in the agreement.


4.    Property and equipment:

      ==========================================================================
                                                         June 30, 2000
                                            ------------------------------------
                                                          Accumulated   Net book
                                                Cost     depreciation      value
      --------------------------------------------------------------------------

      Computer equipment and software      $  407,294   $   45,756    $  361,538
      Office equipment and fixtures           198,002       13,506       184,496
      Leasehold improvements                1,051,538       78,582       972,956
      Laboratory and pilot plant equipment  3,839,468      755,776     3,083,692

      --------------------------------------------------------------------------
                                           $5,496,302   $  893,620    $4,602,682
      ==========================================================================

      Equipment held under capital leases for which the cost and net book value amount to $603,522 (US$408,171) and $542,557 (US$366,940), respectively, are included in laboratory and pilot plant equipment.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


4.    Property and equipment (continued):

      ==========================================================================
                                                         June 30, 1999
                                               ---------------------------------
                                                          Accumulated   Net book
                                                  Cost   depreciation      value
      --------------------------------------------------------------------------

      Computer equipment and software        $   40,250    $  --      $   40,250
      Office equipment and fixtures              17,618       --          17,618
      Leasehold improvements                    191,807       --         191,807
      Laboratory and pilot plant equipment    1,242,820       --       1,242,820

      --------------------------------------------------------------------------
                                             $1,492,495    $  --      $1,492,495
      ==========================================================================

      All property and equipment were purchased during the six-month period ended June 30, 1999. No depreciation was recorded for the same period as the installation was completed in July 1999.


5.    Obligations under capital leases:

      Future minimum lease payments under capital leases are as follows:

      --------------------------------------------------------------------------

      2001                                                            $  284,823
      2002                                                               175,726
      2003                                                               135,832
      --------------------------------------------------------------------------
      Total minimum lease payments                                       596,381

      Less amount representing interest (at rates varying
      from 11.75% to 18.85%)                                              82,664
      --------------------------------------------------------------------------
      Present value of net minimum capital lease payments                513,717

      Current portion of obligations under capital leases                235,031

      --------------------------------------------------------------------------
      Long-term portion of obligations under capital leases           $  278,686
      ==========================================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


6.    Share capital:

      ==========================================================================
                                                          June 30,     June 30,
                                                             2000         1999
      --------------------------------------------------------------------------

      Authorized:
            1,000,000 preferred shares, par value of
               US$0.001 per share
            100,000,000 common shares, par value
               of US$0.001 per share

      Issued and outstanding:
            32,970,039 common shares (1999 - 20,215,000)   $ 49,147   $ 30,330
      --------------------------------------------------------------------------


      (a)   Issue of shares:

            As mentioned in note 1, Lumenon acquired LILT in 1998 under a reorganization and acquisition plan by issuing 12,200,000 common shares to the shareholders of that corporation. At the date of acquisition, there were 255,000 outstanding common shares of Lumenon at an amount of $372 (US$255). In addition, Lumenon issued 4,000,000 common shares to the shareholders of Dequet Capital, Inc. Assets of the latter consisted of cash in the amount of $814,322 (US$540,000).

            1999
            ----

            During the six-month period ended June 30, 1999, the Corporation entered into a Stock Purchase Agreement with Molex who agreed to purchase from Lumenon 3,000,000 common shares at $0.74 (US$0.50) per share in two transactions. The first closing was held in June 1999 for 1,500,000 common shares. In total, the Corporation issued 3,760,000 common shares during the period for a cash consideration of $2,764,297 (US$1,880,000) along with warrants for the purchase of 3,926,667 common shares at a price of $1.32 (US$0.90) per share.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (a)   Issue of shares (continued):

            2000
            ----

            During the year ended June 30, 2000, the Corporation concluded the following share capital transactions:

            (i) 1,484,522 common shares were issued for a cash consideration of $7,099,319 (US$4,843,500), of which $146,820 (US$99,297)
                   was received prior to June 30, 1999;

            (ii) promissory notes were converted into 400,000 common shares with a value of $298,720 (US$200,000);

            (iii) in connection with the issuance of common shares referred to in (i) and (ii), 1,912,211 warrants were issued to be exercised at prices varying from $1.33 (US$0.90) to $44.36 (US$30.00) per share;

            (iv) the second closing of the Stock Purchase Agreement with Molex, which was subject to Lumenon proving out its technology and its ability to manufacture and deliver certain devices, took place in March 2000 for an additional 1,500,000 common shares and related cash consideration of $1,093,125 (US$750,000);

            (v)    3,570,517 common shares were issued upon exercise of warrants
                   and   options   for   cash    consideration   of   $6,103,916
                   (US$4,171,350);

            (vi) 5,800,000 common shares were issued for services received from Molex in the amount of $217,358,739 (US$147,003,070). Value of the shares issued has been recorded as Molex fulfilled its obligations pursuant to the Teaming Agreement (see note 3). The transaction was accounted for by using the average market price of the shares of the Corporation during the periods the services were rendered by Molex.

            Under the terms of a Stock Restriction Agreement, no primary stockholders can sell any share to competitors of Molex without Molex's prior consent. The agreement includes certain rights of first refusal and preemptive rights except that Lumenon can issue 6,000,000 units to raise capital within 24 months from the date of the agreement, being June 21, 1999. One unit is comprised of one common share and a warrant for the purchase of one common share. The common share can be sold at a price not less than $0.74 (US$0.50) and the warrant can be exercised at a price not less than $1.33 (US$0.90) per share.

            Certain rights or restrictions terminate upon completion of a Public Sale or a Public Offering as defined in the agreement.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (b)   Stock option plan:

            Under a stock option incentive plan established in May 1999, the Corporation may grant options to purchase common shares to key employees, directors, officers and service-providers. The terms, number of common shares covered by each option as well as the permitted frequency of the exercise of such options is determined by the Board of Directors. The plan contemplates that a maximum of 4,000,000 common shares may be optioned under the stock option plan. No optionee can hold options to purchase more than 5% of the number of shares issued and outstanding at any time. The subscription price for each share covered by an option is established by the Board of Directors but such price shall not be lower than the market value at the date of grant.

            Options for the purchase of 3,190,000 common shares at a price ranging from $1.47 (US$1.00) to $41.40 (US$28.00) per share have been granted to June 30, 2000.

            Options granted have to be exercised over a period not exceeding seven years. At June 30, 2000, 1,031,650 outstanding options are exercisable and 1,245,500 outstanding options vest over a period of one to five years.

            (i)   Changes in outstanding options for the period were as follows:

                  ================================================================================
                                                                                 Weighted average
                                                             Number      exercise price per share
                  --------------------------------------------------------------------------------

                  Options outstanding, January 1, 1999           -        $                    -
                  Granted                                 1,940,000            1.44     (US$0.98)

                  --------------------------------------------------------------------------------
                  Options outstanding, June 30, 1999      1,940,000

                  Granted                                 1,250,000       $   25.41    (US$17.18)
                  Exercised                                (822,850)           1.40     (US$0.95)
                  Cancelled                                 (90,000)           2.29     (US$1.56)

                  --------------------------------------------------------------------------------
                  Options outstanding, June 30, 2000      2,277,150
                  ================================================================================


LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (b)   Stock option plan (continued):

            (ii)  The  following   table   summarizes   significant   ranges  of
                  outstanding options as at June 30, 2000:

            ================================================================================
                                        Options outstanding            Options exercisable
                               ------------------------------------   ----------------------
                                             Weighted      Weighted                Weighted
            Range of                          average       average                 average
            exercise                        remaining      exercise                exercise
            prices               Options         life         price     Options       price
            --------------------------------------------------------------------------------

            $1.47 - $11.83     1,212,150    2.7 years    $    2.01    1,031,650   $   1.47
            $16.28 - $29.57      680,000    5.0 years        24.63         --           --
            $32.53 - $41.40      385,000    3.6 years        36.41         --           --

            ================================================================================


            (iii) Stock-based compensation:

                  The Corporation applies APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, in accounting for its stock option plan. The exercise price of all stock options is equal to the market price of the stock at the date of grant and, accordingly, no compensation cost has been recognized for stock options granted to employees in the financial statements. Had compensation cost for the Corporation's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), the Corporation's net loss would have been adjusted to the pro-forma amounts indicated below:

                  ==========================================================================================================
                                                             Year       Six-month              From               From
                                                            ended           ended      inception to       inception to
                                                         June 30,        June 30,      December 31,           June 30,
                                                             2000            1999              1998               2000
                  ----------------------------------------------------------------------------------------------------------

                  Net loss          As reported    $  223,562,114    $    749,551      $  287,509      $   224,599,174
                                    Pro-forma         225,874,543       1,120,362         287,509          227,282,414

                  ----------------------------------------------------------------------------------------------------------
                  Pro-forma
                     compensation                  $    2,312,429    $    370,811      $       -       $     2,683,240
                  ==========================================================================================================

                  US dollars
                     (note 2 (a))   As reported    $  151,198,510
                                    Pro-forma         152,762,439

                  ------------------------------------------------
                                                   $    1,563,929
                  ================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (b)   Stock option plan (continued):

            (iii) Stock-based compensation (continued):

                  =============================================================================
                                                             Year     Six-month            From
                                                            ended         ended    inception to
                                                         June 30,      June 30,    December 31,
                                                             2000          1999            1998
                  -----------------------------------------------------------------------------

                  Pro-forma net loss per share:
                        Basic and diluted                $  8.89      $  0.06    $    0.02
                        U.S dollars                         6.01

                  =============================================================================


                  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest of approximately 5.8%, dividend yield of 0%, expected volatility of 200% and expected life of 2 to 5 years (1999 - risk-free interest rate of approximately 5.5%, dividend yield of 0%, expected volatility of 90%, and expected life of 3 years). The per share weighted average fair value of stock options granted during 2000 and 1999 was $27.07 (US$18.31) and $0.87
                  (US$0.59), respectively.

                  Compensation costs of $51,321 (1999 - $241,058) for stock options granted to non-employees have been recognized in the financial statements.

      (c)   Warrants:

            The following warrants are outstanding at June 30, 2000:

            ====================================================================
                Warrants        Expiry date         Exercise price per share*
--------------------------------------------------------------------------------

               1,060,000        August 2000        $       1.33    (US$0.90)
                 296,700     September 2000                8.87    (US$6.00)
                  21,500     September 2000               13.12    (US$9.00)
                  10,000       October 2000               22.92   (US$15.50)
                  43,011      December 2000               34.00   (US$30.00)
                 760,000          June 2001                2.22    (US$1.50)
                 500,000        August 2001                1.33    (US$0.90)
                 400,000       October 2001                1.33    (US$0.90)

--------------------------------------------------------------------------------
               3,091,211
--------------------------------------------------------------------------------

              *   The warrants are exercisable in US$.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

7.    Commitments:

      (a) Under the terms of a license agreement entered into in July 1998, Lumenon has the rights to produce, sell, distribute and promote products derived from the know-how relating to integrated optical components for Dense Wavelength Division Multiplexing and Plastic Optical Fibre devices for telecommunications, data communications and sensor applications. Lumenon is committed to pay a royalty of 5% on gross sales up to a maximum amount of $3,500,000 (US$2,367,104) until October 2017.

      (b) The Corporation leases premises under operating lease agreements that expire in January 2004 and July 2012. The first lease contains a renewal option for a period of five years at the end of the initial term. Those leases require the Corporation to pay all executory costs such as maintenance and insurance. Rental payments under the terms of these leases are secured by a deposit of $750,000 (US$507,000), of which $75,000 (US$50,700) is refundable per year.

            In  addition,   the  Corporation   leases  certain  equipment  under
            operating leases. Minimum lease payments under operating lease agreements for premises and equipment for the next five years and thereafter are as follows:

            ====================================================================

            2001                                                  $     978,497
            2002                                                        902,828
            2003                                                        866,462
            2004                                                        839,728
            2005                                                        802,300
            Thereafter                                                6,211,447

            --------------------------------------------------------------------
                                                                  $  10,601,262
            ====================================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


7.    Commitments (continued):

      (c) The Corporation is committed to purchase equipment in the amount of $4,377,917 (US$2,960,853), for which $775,168 (US$524,258) was disbursed as at June 30, 2000 and recorded under deposits.

            In addition, the Corporation is committed to acquire equipment through capital leases in the amount of $1,133,485 (US$766,593). Estimated future repayments including interest are as follows:

            ====================================================================

            2001                                                 $     375,376
            2002                                                       462,780
            2003                                                       398,238
            2004                                                        55,133

            --------------------------------------------------------------------
                                                                 $   1,291,527
            ====================================================================

      (d) The following schedule shows the composition of total rental expense for all operating leases:

            ====================================================================
                                                                      Six-month
                                                   Year ended      period ended
                                                     June 30,          June 30,
                                                         2000              1999
            -------------------------------------------------------------------

            Minimum rental payments            $       78,168    $       26,735
            ====================================================================


            There was no rental agreement before the six-month period ended June 30, 1999.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================
8.    Income taxes:

      Details of the components of income taxes are as follows:

      ------------------------------------------------------------------------------------------------------
                                                                               Six-month     From inception
                                                           Year ended       period ended                 to
                                                             June 30,           June 30,       December 31,
                                                                 2000               1999               1998
      ------------------------------------------------------------------------------------------------------

      Net loss:
            US operations                              $  217,736,986      $      241,058    $          -
            Canadian operations                             5,825,128             508,493          287,509
      ------------------------------------------------------------------------------------------------------
                                                          223,562,114             749,551          287,509


      Less:
            Compensation cost not deductible
               for tax purposes                                51,321             241,058               -
            Expense related to the Teaming
               Agreement no deductible for tax
               purposes                                   210,510,490                  -                -
      ======================================================================================================
                                                            8,000,303             508,493          287,509
      ------------------------------------------------------------------------------------------------------
      Basic income tax rate                                       38%                 38%              38%

      ------------------------------------------------------------------------------------------------------
                                                            3,040,115             193,227          109,253

      Adjustment in income taxes resulting from:
            Loss carryforwards and unclaimed
               deductions not recognized                    3,040,115             193,227          109,253

      ------------------------------------------------------------------------------------------------------
                                                       $           -       $           -     $          -
      ======================================================================================================


      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies. Since the Corporation is a development stage corporation, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

      At June 30, 2000, Lumenon and its subsidiary, LILT, the Canadian Corporation, had accumulated scientific research and experimental development expenditures and other unclaimed deductions which are available to reduce future years' taxable income.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


8.    Income taxes (continued):

      Details of the available deductions are as follows:

      ==========================================================================

                                                           Lumenon                          LILT
                                                                               ---------------------------------
                                                                              Federal              Provincial
      ----------------------------------------------------------------------------------------------------------

      Research and development expenditures,
         without time limitation                       $          -       $   7,963,000       $     8,394,000

      Excess of net book value of property and
         equipment over the undepreciated
         capital cost                                             -          (2,944,569)           (3,154,954)

      Losses carried forward:
            Expiring      - 2006                                  -             315,000               358,000
                          - 2007                                  -           1,494,000             1,725,000
                          - 2020                           2,175,000                 -                     -

      ==========================================================================================================

      In addition, research tax credits, not recorded in the accounts and available to reduce future Federal income taxes payable, amount to $258,000 and $654,000 and expire in 2009 and 2010, respectively.

      In accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, the income tax effect of temporary differences that give rise to the net deferred tax assets is presented below:

      =================================================================================================
                                                                   June 30,              June 30,
                                                                      2000                  1999
      -------------------------------------------------------------------------------------------------

      Scientific research and experimental development         $    3,064,730         $    79,420
      Non-capital losses                                            1,415,000             228,000
      Excess of net book value of equipment over
         the undepreciated capital cost                            (1,137,866)                 -
      Investment tax credits                                          912,000             280,000
      Less valuation allowance                                     (4,253,864)           (587,420)

      -------------------------------------------------------------------------------------------------
                                                               $           -          $        -
      =================================================================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


9.    Supplemental cash flow disclosure:

      Non-cash investing and financing activities:

      Acquisition of property and equipment through capital leases amounts to $603,522 (US$408,171) at June 30, 2000 (1999 - nil).

      Capital expenditures of $481,366 (US$325,555) are included in accounts payable at June 30, 2000 (1999 - nil).


10.   Financial instruments:

      (a)   Foreign currency risk management:

            Options and warrants are exercisable in US dollars and payable in such currency. Ultimate proceeds upon exercise of options and warrants may vary due to fluctuations in the value of the Canadian dollar relative to the US currency.

      (b)   Credit risk:

            Financial instruments that potentially subject the Corporation to significant concentrations of credit risk consist principally of short-term investments and accounts receivable.

            The Corporation has investment policies that require placement of short-term investments in financial institutions evaluated as highly creditworthy.

            In the normal course of business, the Corporation evaluates the financial condition of the parties with which it contracts on a continuing basis and reviews the creditworthiness of all new parties. The Corporation determines an allowance for doubtful accounts to reflect specific risks.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


10.   Financial instruments (continued):

      (c)   Fair values:

            The following table presents the carrying amounts and estimated fair values of the Corporation's financial instruments at June 30, 2000 and 1999. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

            ==========================================================================================================
                                                                         June 30,                          June 30,
                                                                             2000                              1999
            ----------------------------------------------------------------------------------------------------------

                                                          Carrying           Fair         Carrying             Fair
                                                            amount          value           amount            value
            ----------------------------------------------------------------------------------------------------------

            Financial assets:
                  Cash                                $  1,125,382   $  1,125,382    $   1,722,871     $  1,722,871
                  Term deposits                          4,299,608      4,299,608               -                -
                  Interest and sales tax receivable        365,934        365,934          237,539          237,539

            Financial liabilities:
                  Accounts payable                       1,047,082      1,047,082          523,550          523,550
                  Accrued liabilities                      324,602        324,602          180,312          180,312
                  Convertible promissory note                   -              -           298,720          298,720

            ==========================================================================================================


            The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions.

            The following method and assumption were used to estimate the fair value of each class of financial instruments:

            The carrying amounts approximate fair value because of the short maturity of these instruments.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


11.   Subsequent events:

      (a) On July 21, 2000, the Corporation entered into a non-exclusive license agreement with a third party. The Corporation is committed to pay an initial license fee of $584,047 (US$395,000) and royalties on sales of products as defined in the agreement.

      (b) On July 25, 2000, the Corporation closed a financing involving the issuance of $51,751,000 (US$35 million) five-year convertible notes bearing interest at 7.5% per annum. Interest is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible into the Corporation's common stock at a conversion price based on the closing bid price of the common stock at the time of conversion with a floor as $10.35 (US$7) and a ceiling of $36.96 (US$25) and a floor of $10.35 (US$7). The investors also received five-year common stock purchase warrants entitling them to acquire a total of 5,000,800 shares at a price to be established in 18 months; the investors will have the right to purchase shares of Lumenon at a maximum price of $44.36 (US$30) per share if Lumenon's shares are then traded at a value exceeding $103.50 (US$70). If the stock price is between $44.36 (US$30) and $103.50 (US$70), the price will be the then traded value of the shares minus $44.36 (US$30), divided by two, plus $14.78 (US$10). If the stock price is under $44.36 (US$30), the price will be $14.78 (US$10).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Filing Fee.............$61,657.20

Accountants' fees and expenses............................$20,000.00

Legal fees and expenses..................................$120,000.00

Miscellaneous..............................................$3,342.80
                                                            --------

        Total............................................$205,000.00

        The foregoing costs and expenses will be paid by Lumenon. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


               As permitted by law, our certificate of incorporation limits the personal liability of a director for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for:

        o any breach of the director's duty of loyalty to us or our stockholders;
        o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
        o      unlawful  payment of dividends or stock purchases or redemptions;
               or
        o any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation and by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Lumenon or is or was serving at our request as a director, officer, employee or agent of another entity, against all outlays incurred by him in connection with these proceedings.

        We propose to enter into indemnity agreements with our directors and executive officers. The indemnity agreements will provide that we shall indemnify them from and against liabilities and outlays in connection with any threatened, pending or completed proceeding in which they are a party (other than a proceeding by or in the right of Lumenon to procure a judgment in its favor), unless it is determined that they did not act in good faith and for a purpose which they reasonably believed to be in the best interests of Lumenon and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that we shall indemnify them if they are a party to or threatened to be made a party to any proceeding by or in the right of Lumenon to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to Lumenon, not opposed to, the best interests of Lumenon, except that no indemnification for losses shall be made in respect of (a) any claim, issue or matter as to which they shall have been adjudged to be liable to us or (b) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which this action or proceeding was brought determines upon application that they are fairly and reasonably entitled to indemnity for these expenses. This indemnification will be in addition to any other rights to which these officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

        We maintain a $5,000,000 directors and officers liability insurance policy.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


        In July 1998, under a reorganization and acquisition plan, (i) Lumenon acquired the outstanding stock of LILT in consideration of the issuance of 12,200,000 shares of common stock to the former shareholders of LILT and (ii) Lumenon acquired the outstanding stock of Dequet Capital, Inc. in consideration of the issuance of 4,000,000 shares of common stock to the former stockholders of Dequet. The shares issued in connection with the acquisition of Lumenon were issued to the six former shareholders of LILT, Najafi Holding, Inc., Andrewma Holding, Inc., Touam Holding, Inc., SurfaceTech, Polyvalor and McGill University in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), were deemed by us to be "restricted securities" within the meaning of Rule 144 under the Securities Act and were appropriately legended and restricted as to subsequent transfer. The shares issued in connection with the acquisition of Dequet were issued to the former stockholders of Dequet under the exemption provided in Rule 504 of Regulation D under the Securities Act for a total consideration of US$540,000. No underwriter was involved in either transaction.

        During the six-month period ended June 30, 1999, Lumenon issued an aggregate of 2,260,000 Units at a price of US$0.50 per unit to investors (excluding Molex). Each Unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$0.90 per share. All of these warrants have been exercised. The securities were offered and sold to the following entities and individuals under the exemption provided in Section 4(2) of the Securities Act : Manitex Capital Inc., a
Canadian venture capital company, Pinetree Capital Corp., a Canadian venture capital company, a group of Canadian investors investing through a confidential trust, and a group of Canadian investors investing through Groome Capital.com, Inc., an investment banking firm. Each investor was an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act ) or otherwise a sophisticated investor or employed a purchaser's representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from Lumenon, necessary to make an informed investment decision. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.

        In March 1999, we issued US$200,000 principal amount of its 10% Convertible Notes (the "Notes") to Brant Investments Limited Global Securities Services, a Canadian entity and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act . Each US$1,000 principal amount of the Notes was initially convertible into common stock at US$0.50 per share. Upon conversion of the Notes, the holders received for each US$1,000 principal amount , warrants to purchase 1,000 additional shares of common stock at US$0.90 per share with a term of 30 months. The securities were offered and sold pursuant to the exemption provided in Section 4(2) of the Securities Act . All of the Notes were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. The warrants were exercised in July 2000. Groome Capital.com, Inc. ("Groome") acted as underwriter in connection with this placement. The notes were converted in September 1999 in accordance with their terms.

        In June 1999, we issued 1,500,000 shares of common stock, 1,666,667 cash common stock purchase warrants and 5,800,000 service common stock purchase warrants to Molex under the Molex Agreements, for a cash consideration of US$750,000. Each cash common stock purchase warrant entitled Molex to acquire one share of common stock at a price of US$0.90 on or before August 1, 2001 and were exercised in November 1999. Each service common stock purchase warrant entitles Molex to receive one share of common stock for services rendered under the Molex Agreements and were exercised during fiscal year 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to an accredited investor, Molex, within the meaning of Rule 501 of Regulation D under the Securities Act . No underwriter was involved in this transaction.

        In July 1999, we issued 960,000 units at a price of US$1.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$1.50 per share before June 2001. 200,000 of these warrants were exercised in May 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to accredited investors (as defined in Rule 501 of Regulation D of the Securities Act ) or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from Lumenon necessary to make and informed investment decision. All securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.



        In September 1999, we issued 407,000 additional units at a price of US$4.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$6.00 per share before September 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to accredited investors (as defined in Rule 501 of Regulation D of the
Securities Act ), or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from us necessary to make and informed investment decision. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Groome acted as underwriter in connection with this placement. 125,000 of the warrants were exercised in October 1999.

        In September 1999, we issued 400,000 additional units to holders of the Notes, Brant Investments Limited Global Securities Services upon the full conversion of its Notes. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$0.90 per share before September 30, 2001. The securities were offered and sold solely to in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to accredited investors (as defined in Rule 501 of Regulation D of the Securities Act ) or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from us necessary to make an informed investment decision. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Groome acted as underwriter in connection with the placement of the Notes and their conversion, and upon conversion of these Notes, Groome exercised its option to purchase an additional 30,000 units for US$15,000 and exercised the 30,000 warrants included in the Units for US$27,000 in December 1999.

        In November 1999, we issued 21,500 units at a price of US$7.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$9.00 per share before September 30, 2000. The securities were offered and sold solely in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to Ghaemi Holdings, a Canadian holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act . All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Ghaemi Holdings exercised the 21,500 warrants for US $193,500 in September 2000. No underwriter was involved in this transaction.

        In November 1999, we issued 10,000 additional units at a price of US$10.50 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$15.50 per share before October 31, 2000. The warrants expired unexercised. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to Groupe Huot Inc., a Canadian holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act . All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.

        In November 1999, Molex exercised its warrants to acquire 1,666,667 shares at a price of US$0.90 per share for total proceeds of US$1,500,000. Molex is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and we relied upon the exemption provided in Section 4(2) of the Securities Act. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in these transactions.

        Additionally, warrants to acquire a total of 755,000 shares were exercised in the three-month period ended December 31, 1999 for total proceeds of US$1,295,000. These warrants were issued in prior transactions described above. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in these transactions

        In December 1999, we entered into an agreement to issue 86,022 additional units at a price of US$23.25 per unit. Each unit comprised one share of common stock and a warrant for the purchase of one half of an additional share at a price of US$30.00 per share before December 7, 2000. The shares were issued on January 12, 2000. The securities were offered and sold solely in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to Terima a.v.v., a British Virgin Islands holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act . All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.

        In March 2000, we issued 1,500,000 shares of Common Stock to Molex for cash consideration in the amount of US$750,000 as part of the scheduled second closing under the terms of our Agreement with Molex . The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to an accredited investor, Molex, within the meaning of Rule 501 of Regulation D under the Securities Act. No underwriter was involved in this transaction. The proceeds were used to fund current activities and expenses associated with the expansion project.

        The following unregistered securities were issued by us from April 1, 2000 to October 31, 2000:



                                                     Number of Shares
                                                      Issued/Subject        Offering/
      Date of              Description of             To Options or          Exercise
   Sale/Issuance          Securities Issued          Warrants & Notes    Price Per Share
   -------------          -----------------          ----------------    ---------------
   March 2, 2000       Common stock issued to             709,848            US$26.38
                        Molex, an accredited
                              investor,
                        upon exercise of the
                              services
                               warrant

  April 14, 2000       Common stock issued to              26,000             US$6.00
                        Groome Capital Corp.,
                              Inc., an
                      accredited investor, upon
                        exercise of warrants

    May 8, 2000        Common stock issued to             150,000             US$0.90
                     Lavery, de Billy as nominee
                      for accredited investors,
                                upon
                        exercise of warrants

   May 19, 2000         Warrants to purchase              200,000             US$0.90
                              shares of
                       common stock issued to
                     Lavery, de Billy as nominee
                      for accredited investors,
                                upon
                        exercise of warrants

   June 23, 2000      Common stock issued to            5,090,152            US$26.38
                        Molex, an accredited
                              investor,
                      upon the exercise of the
                          services warrant


  July  18, 2000      Common Stock issued to              210,000             US$0.90
                         Lavery, de Billy as
                               nominee
                           for Consultants
                           Alconsultex, an
                      accredited investor, upon
                        exercise of warrants

   July 20, 2000       Common Stock issued to              50,000             US$0.90
                     Lavery, de Billy as nominee
                      for Jean-Louis Pulin, an
                      accredited investor, upon
                        exercise of warrants

   July 20, 2000       Common Stock issued to              50,000             US$0.90
                     Lavery, de Billy as nominee
                        for 2973-9711 Quebec,
                              Inc., an
                      accredited investor, upon
                        exercise of warrants
   July 24, 2000       Common stock issued to             500,000             US$0.90
                      Pinetree Capital Corp., a
                      accredited investor, upon
                        exercise of warrants

   July 25, 2000        Warrants to purchase           10,000,800              to be
                              shares of                                      determined
                          common stock and
                             convertible
                     notes into shares of common
                       stock issued to Capital
                     Ventures International and
                       Castle Creek Technology
                            Partners LLC

   July 25, 2000       Common stock issued to             400,000             US$0.90
                                Brant
                     Investments Limited Global
                       Securities Services, an
                      accredited investor, upon
                        exercise of warrants

  August 1, 2000       Common stock issued to              60,000             US$1.50
                     Lavery, de Billy as nominee
                      for accredited investor,
                                upon
                        exercise of warrants

  August 1, 2000      Common  Stock issued to             175,000             US$0.90
                     Lavery, de Billy as nominee
                         for Rush & Co., an
                             accredited
                     investor, upon exercise of
                              warrants

  August 1, 2000       Common Stock issued to              39,750             US$0.90
                     Lavery, de Billy as nominee
                      for Jacques Paul-Hus, an
                      accredited investor, upon
                        exercise of warrants


  August 1, 2000       Common Stock issued to              25,000             US$0.90
                     Lavery, de Billy as nominee
                        for Pierre Genest, an
                             accredited
                     investor, upon exercise of
                              warrants

  August 11, 2000      Common Stock issued to             300,000             US$0.90
                     Lavery, de Billy as nominee
                      for Klug Investments, an
                      accredited investor, upon
                        exercise of warrants

  August 25, 2000      Common Stock issued to             160,000             US$0.90
                     Lavery, de Billy as nominee
                     for Pierre L. Baribeau, an
                      accredited investor, upon
                        exercise of warrants

  August 25, 2000      Common Stock issued to              50,000             US$0.90
                     Lavery, de Billy as nominee
                         for Diane Nadau, an
                             accredited
                     investor, upon exercise of
                              warrants

  August 29, 2000    Common Stock issued to MDL           100,000             US$6.00
                        Investments Ltd., an
                             accredited
                     investor, upon exercise of
                              warrants

 September 5, 2000     Common Stock issued to              26,000             US$6.00
                                Egger
                        & Co., an accredited
                              investor,
                      upon exercise of warrants

 September 6, 2000     Common Stock issued to              40,700             US$6.00
                     National Bank Financial, an
                      accredited investor, upon
                        exercise of warrants

 September 6, 2000   Common Stock issued to NBC            26,000             US$6.00
                     Clearing Services Inc., an
                      accredited investor, upon
                        exercise of warrants

 September 6, 2000   Common Stock issued to NBC            26,000             US$6.00
                     Clearing Services Inc., an
                      accredited investor, upon
                        exercise of warrants

 September 6, 2000     Common Stock issued to              26,000             US$6.00
                                First
                       Marathon, an accredited
                     investor, upon exercise of
                              warrants

 September 6, 2000   Common Stock issued to NBC            26,000             US$6.00
                     Clearing Services Inc., an
                      accredited investor, upon
                        exercise of warrants

                                      II-6

 September 7, 2000     Common Stock issued to              26,000             US$6.00
                        Sassoon Shahmoun, an
                      accredited investor, upon
                        exercise of warrants

September 20, 2000     Common stock issued to              21,500             US$9.00
                     accredited  investors upon
                        exercise of warrants

 October 16, 2000      Common stock issued to             616,414            US$11.55
                      accredited investors upon
                         conversion of notes


        The issuances of all of the securities listed in this Item 15 were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions not involving a public offering. All of the securities listed in this Item 15 were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in these transactions. For each of the issuances listed in this
Item 15, there were no solicitations or advertising by Lumenon, and investors completed an investor questionnaire as to their qualifications and level of experience.

ITEM 16.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)  Exhibits


        2.1 Amended Plan of Reorganization, Merger and Acquisition by which WWV Development, Inc. (a Delaware corporation) acquired and merged into itself Lumenon Innovative Lightwave Technology, Inc. (a Canadian federal corporation), and acquired Dequet Capital, Inc. (a Nevada corporation) as wholly-owned subsidiaries, dated July 7, 1998 (incorporated by reference to Exhibit 2.1 to our Registration Statement on Form 10).


        3.1 Amended and Restated Certificate of Incorporation of Lumenon Innovative Lightwave Technology, Inc. (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form 10).


        3.2    Amended  and  Restated  By-Laws  (incorporated  by  reference  to
               Exhibit 3.1 to our Registration Statement on Form 10).

        4.1 Specimen Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form
               10).

        4.2    Lumenon  Innovative  Lightwave  Technology,   Inc.  Stock  Option
               Incentive Plan (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form 10).

        4.3 Form of Lumenon Innovative Lightwave Technology, Inc. Warrant to Acquire Shares of Common Voting Stock (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form 10).

        4.4 Form of Convertible Note dated, July 25, 2000 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed July 28, 2000).

        4.5 Form of Stock Purchase Warrant, dated July 25, 2000 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed July 28, 2000).


        *5     Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.


        10.1 License Agreement by and between Polyvalor and McGill University and Lumenon Innovative Lightwave Technology, Inc. (incorporated by reference to our Registration Statement on Form 10, Exhibit 10.1).


        10.2 Teaming Agreement between Molex Incorporated and its subsidiary Molex Fiber Optics, Inc., and Lumenon Innovative Lightwave Technology, Inc. and its wholly owned subsidiary LILT Canada Inc., dated May 19, 1999 (incorporated by reference to Exhibit
               10.2 to our Registration Statement on Form 10).

        10.3 Stock Purchase Agreement between Molex Incorporated, Lumenon Innovative Lightwave Technology, Inc., and LILT Canada, Inc., dated May 19, 1999 (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form 10).

        10.4 Stock Restriction Agreement between Molex Incorporated, Lumenon Innovative Lightwave Technology, Inc., and LILT Canada, Inc., Andrewma Holding, Inc., and Najafi Holding Inc., dated June 21, 1999 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form 10).

        10.5 Registration Rights Agreement between Lumenon Innovative Lightwave Technology, Inc. and Molex Incorporated dated June 21, 1999 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form 10).

        10.6 Securities Purchase Agreement by and among Lumenon Innovative Lightwave Technology, Inc., Capital Ventures International and Castle Creek Partners LLC, dated July 25, 2000 (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K, filed July 28, 2000).

        10.7 Registration Rights Agreement by and among Lumenon Innovative Lightwave Technology, Inc., Capital Ventures International and Castle Creek Partners LLC, dated July 25, 2000 (incorporated by reference Exhibit 10.2 to our Current Report on Form 8-K filed on July 28, 2000).

        10.8 Agreement of Lease between Liberty Sites Ltd. and LILT Canada, Inc., dated May 19, 2000 (incorporated by reference to Exhibit
               10.8 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2000).

        10.9 License Agreement between Polaroid Corporation and LILT Canada, Inc., a subsidiary of Lumenon Innovative Lightwave Technology, Inc., dated July 21, 2000 (incorporated by reference Exhibit 10.9 to our Current Report on Form 8-K filed on July 28, 2000).

        21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to our Registration Statement on Form 10).

        *23.1  Consent of KPMG, LLP.


        23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included on Exhibit 5 to this Registration Statement).

        24     Power  of  Attorney   (included   on   signature   page  to  this
               Registration Statement).


        27 Financial Data Schedule (incorporated by reference to Exhibit 27 to our Annual Report on From 10-K for the fiscal year ended June 30, 2000).



-------------------

*        Filed herewith.

ITEM 17.       UNDERTAKINGS



(a)   The undersigned Registrant  undertakes:


        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.


(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on the 9th day of November, 2000.



                              LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY,
                              INC.


                              By:                      *
                                  ---------------------------------------------
                                        S. Iraj Najafi,
                                        President and Chief Executive Officer





                                  ---------------------------------------------
                                                   Date



                                POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Iraj Najafi, Mark P. Andrews and Vincent Belanger his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                 *
----------------------------------                ------------------------------
S. Iraj Najafi                                            Date
President, Chief Executive Officer
and Director (Principal Executive Officer)


                  *
---------------------------------                 ------------------------------
Mark P. Andrews                                           Date
Vice President, Chief Technical Officer,
Secretary and Director


                  *
---------------------------------                 ------------------------------
Anthony Moretti                                           Date
Director


                  *
---------------------------------                 ------------------------------
Denis N. Beaudry                                          Date
Director

---------------------------------                -------------------------------
Pierre-Paul Allard                                        Date
Director



 /s/ Vincent Belanger                                November 9, 2000
---------------------------------                -------------------------------
Vincent Belanger                                          Date
Vice President Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)


                  *
---------------------------------                -------------------------------
Guy Brunet                                                Date
Director


                  *
---------------------------------                -------------------------------
Gilles Marcotte                                           Date
Director


                  *
---------------------------------                -------------------------------
Pierre-Andre Roy                                          Date
Director


*       By:       /s/ Vincent Belanger
            ------------------------------
               Vincent Belanger
               Attorney-in-fact